               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                   Triarc Companies, Inc.
..................................................................
     (Name of Registrant as Specified In Its Charter)

..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:

     ............................................................

     (2) Aggregate number of securities to which transaction applies:

     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     .......................................................

     (4) Proposed maximum aggregate value of transaction:

     .......................................................

     (5)  Total fee paid:

     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          .......................................................

          (2) Form, Schedule or Registration Statement No.:

          .......................................................

          (3) Filing Party:

          .......................................................

          (4) Date Filed:

          .......................................................

                                [TRIARC LOGO]



                             TRIARC COMPANIES, INC.



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                      AND
                                PROXY STATEMENT



                     PLEASE COMPLETE, SIGN, DATE AND RETURN
                              YOUR PROXY PROMPTLY



                            WEDNESDAY, JUNE 9, 2004
                                 AT 12:00 NOON
                  AT THE OFFICES OF BEAR, STEARNS & CO., INC.
                         383 MADISON AVENUE, 2ND FLOOR
                               NEW YORK, NEW YORK

[TRIARC LOGO]

                             TRIARC COMPANIES, INC.

                                280 PARK AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 451-3000

                                                                  April 23, 2004

Dear Stockholders:

    It is our pleasure to invite you to join us at the 2004 Annual Meeting of Stockholders of Triarc Companies, Inc., which will be held at 12:00 noon, local time, on Wednesday, June 9, 2004, in Auditorium D, at the offices of Bear, Stearns & Co., Inc., 383 Madison Avenue, 2nd Floor, New York, New York 10167. The Board of Directors and management hope that many of you will be able to attend in person.

    At the meeting, you will be asked to consider and vote on the election of nine (9) directors, a proposal to amend Article IV of the Company's Certificate of Incorporation that would increase the number of authorized shares of the Company's Class B Common Stock, a proposal to re-approve the Performance Goal Bonus Awards portion of the Company's 1999 Executive Bonus Plan and a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants. The Board of Directors has unanimously approved these proposals and recommends that you vote FOR each of them.

    The Notice of Annual Meeting and the Proxy Statement follow. It is important that your shares be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the meeting in person, please complete, sign, date and return the enclosed proxy. If you attend the meeting and wish to vote your shares personally, you may revoke your proxy.

                                          Sincerely,

                                  [NELSON PELTZ SIGNATURE]            [PETER W. MAY SIGNATURE]

                                  NELSON PELTZ                        PETER W. MAY
                                  Chairman and Chief                  President and Chief
                                  Executive Officer                   Operating Officer

[TRIARC LOGO]

                             TRIARC COMPANIES, INC.
                 NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON WEDNESDAY, JUNE 9, 2004
                             12:00 NOON, LOCAL TIME

                              -------------------

   The 2004 Annual Meeting of Stockholders of Triarc Companies, Inc. will be held on Wednesday, June 9, 2004, at 12:00 noon, local time, in Auditorium D, at the offices of Bear, Stearns & Co., Inc., 383 Madison Avenue, 2nd Floor, New York, New York 10167, for the following purposes:

      (1) to elect nine (9) directors to hold office as specified in the accompanying Proxy Statement;

      (2) to amend the Certificate of Incorporation of the Company to increase the total number of shares of capital stock which the Company has authority to issue from three hundred million (300,000,000) to three hundred fifty million (350,000,000) shares and to increase the total number of authorized shares of Class B Common Stock from one hundred million (100,000,000) to one hundred fifty million (150,000,000) shares;

      (3) to re-approve the Performance Goal Bonus Awards portion of the Company's 1999 Executive Bonus Plan, which was originally approved by the Company's stockholders in September 1999;

      (4) to ratify the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants; and

      (5) to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   Stockholders entitled to vote at the meeting or any adjournment or postponement thereof are holders of record of the Company's Class A Common Stock and holders of record of the Company's Class B Common Stock, Series 1, in each case at the close of business on April 13, 2004. All such stockholders of record are invited to attend the Meeting. Admission to the Meeting will be by ticket only and packages and bags may be inspected and required to be checked in at the registration desk. You also will be required to present identification containing a photograph. If you are a registered stockholder (your shares are held in your name) and plan to attend the Meeting, please check the appropriate box on the proxy card and retain the top portion of your proxy card, which serves as your admission ticket. If you are a beneficial owner (your shares are held by a bank, broker or other holder of record) and you plan to attend the Meeting, the left side of your voting information form is your admission ticket. The Proxy Statement also includes information on how to obtain a ticket from the Company. Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the registration desk on the day of the Meeting.

                                          By Order of the Board of Directors

                                          [STUART I. ROSEN SIGNATURE]
                                          STUART I. ROSEN
                                          Secretary

April 23, 2004

      YOUR VOTE IS IMPORTANT! STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE MEETING.

                             TRIARC COMPANIES, INC.

                                280 PARK AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 451-3000

                              -------------------

                                PROXY STATEMENT

                              -------------------

                                  INTRODUCTION

GENERAL

    The accompanying proxy is solicited by the Board of Directors (the 'Board of Directors' or the 'Board') of Triarc Companies, Inc. (the 'Company' or 'Triarc') in connection with the 2004 Annual Meeting of Stockholders of the Company (the 'Meeting'), to be held on Wednesday, June 9, 2004, at 12:00 noon, local time, in Auditorium D, at the offices of Bear, Stearns & Co., Inc., 383 Madison Avenue, 2nd Floor, New York, New York and at any adjournment or postponement of the Meeting. This Proxy Statement and a proxy are first being mailed to stockholders on April 26, 2004. The mailing address of the Company's principal executive office is 280 Park Avenue, New York, New York 10017.

    When a proxy is returned properly dated and signed, the shares represented thereby will be voted by the persons named as proxies in accordance with each stockholder's directions. Stockholders may specify their choices by marking the appropriate boxes on the enclosed proxy. If a proxy is dated, signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors FOR the election of each of the nine (9) nominees for directors named below and FOR Proposals (2), (3) and (4). The Company does not have cumulative voting. Under the Company's By-Laws (the 'By-Laws'), business transacted at the Meeting is confined to the purposes stated in the Notice of the Meeting. The proxy being solicited does, however, convey discretionary authority to the persons named therein as proxies to vote on matters incident to the conduct of the Meeting. The proxy may be revoked by the stockholder at any time prior to the time it is voted by giving notice of such revocation either personally or in writing to the Secretary of the Company at the address provided above.

    Only holders of the Company's Class A Common Stock, par value $.10 per share (the 'Class A Common Stock'), and holders of the Company's Class B Common Stock, Series 1, par value $.10 per share (the 'Class B Common Stock'), at the close of business on April 13, 2004, their authorized representatives and guests of the Company will be able to attend the Meeting. For your comfort and security, admission to the Meeting will be by ticket only. If you are a registered stockholder (your shares are held in your name) and plan to attend the Meeting, please check the appropriate box on the enclosed proxy card. Your admission ticket can be detached from the bottom portion of the proxy card. If you are a beneficial owner (your shares are held in the name of a bank, broker or other holder of record) and plan to attend the meeting, your admission ticket is the left side of your voting information form. In addition, you can obtain an admission ticket in advance by writing to Investor Relations, Triarc Companies, Inc., 280 Park Avenue, New York, New York 10017. Please be sure to enclose proof of ownership, such as a bank or brokerage account statement or a letter from the bank or broker verifying such ownership. Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the registration desk on the day of the Meeting.

    Tickets may be issued to others at the discretion of the Company.

VOTING SECURITIES

    All holders of record of the Company's Class A Common Stock and/or Class B Common Stock at the close of business on April 13, 2004 are entitled to vote on all business transacted at the Meeting. At the close of business on April 13, 2004, the Company had 20,240,452 shares of Class A Common Stock and 40,493,049 shares of Class B Common Stock outstanding and entitled to vote at the Meeting. Each share of Class A Common Stock entitles the holder to one vote per share. Each share of Class B Common Stock entitles the holder to one-tenth of a vote per share. Accordingly, a total of 24,289,756.9 votes may be cast at the Meeting. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast shall constitute a quorum. Broker 'non-votes' and the shares as to which a stockholder abstains are included for purposes of determining whether a quorum of shares is present at the Meeting. A broker 'non-vote' occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

    Under the General Corporation Law of the State of Delaware (the 'Delaware Law'), the state in which the Company is incorporated, the Company's Certificate of Incorporation and the By-Laws, if a quorum is present at the Meeting,
(i) directors are elected by a plurality vote, (ii) the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of Class A Common Stock and holders of the outstanding shares of Class B Common Stock voting together as a single class is required for approval of Proposal (2), and (iii) the affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote at the Meeting is required for approval of Proposal (4). With respect to Proposal (3), the Treasury regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended, require the affirmative vote of a majority of the votes cast on the issue to approve Proposal (3) in accordance with such regulations. Under the Delaware Law, an abstention is not deemed to be a 'vote cast.' As a result, abstentions and broker 'non-votes' are not included in the tabulation of the voting results on the election of directors (Proposal (1)) or issues requiring approval of a majority of the votes cast (Proposal (3)) and, therefore, do not have the effect of votes in opposition in such tabulations. Abstentions and broker 'non-votes' will have the effect of a vote against Proposal (2) because it requires the approval of a majority of the votes entitled to be cast by the holders of the outstanding shares of Class A Common Stock and holders of the outstanding shares of Class B Common Stock. Abstentions are included in the tabulation of the voting results on Proposal (4) and have the effect of votes in opposition in such tabulations, while broker 'non-votes' are not included in the tabulation of the voting results on such Proposal and therefore do not have the effect of votes against in such tabulation.

    The Company has been informed that the 6,840,402 shares of Class A Common Stock and the 11,401,332 shares of Class B Common Stock owned as of the record date by DWG Acquisition Group, L.P., a Delaware limited partnership of which Nelson Peltz and Peter W. May are the sole general partners ('DWG Acquisition'), Nelson Peltz, Peter W. May and the Peltz Family Limited Partnership representing, in the aggregate, approximately 32.9% of votes entitled to be cast by the holders of Class A Common Stock and/or Class B Common Stock at the Meeting, will be voted in accordance with the recommendation of the Board of Directors FOR the election of each of the nine (9) nominees for director named below and FOR Proposals (2), (3) and (4).

                                  PROPOSAL 1.

                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

    It is recommended that the nine (9) nominees named below be elected as directors of the Company, with each director to hold office until the next annual meeting of the Company's stockholders, and until his successor is elected and qualified or until his prior death, resignation or removal. All of the nine
(9) nominees are presently serving as directors of the Company and, except for Mr. Wasserman, were elected directors at the Company's annual meeting of stockholders held on June 3, 2003 to serve until the next annual meeting of the Company's stockholders and until such director's successor is duly chosen and qualified or until his prior death, resignation or removal. Effective as of March 15, 2004, the number of directors constituting the Board of Directors was increased to nine (9) and Mr. Wasserman was named by the Board of Directors to fill the vacancy and to serve until his successor is duly chosen and qualified or until his prior death, resignation or removal. Mr. Wasserman was recommended by our Chairman and Chief Executive Officer to fill the vacancy. The Company is unaware of any reason why any of the nominees named herein would be unwilling or unable to serve as a director. Should, however, any nominee for director be unwilling or unable to serve at the time of the Meeting or any adjournment or postponement thereof, the persons named in the proxy will vote for the election of such other person for such directorship as the Board of Directors may recommend.

    Certain information regarding each person nominated by the Board of Directors, including his principal occupation during the past five years and current directorships, is set forth below. Unless otherwise indicated, all nominees have had the indicated principal occupations for the past five years.

                                                     BUSINESS EXPERIENCE DURING PAST
          NAME OF DIRECTOR                        FIVE YEARS, AGE AND OTHER INFORMATION
          ----------------                        -------------------------------------
Nelson Peltz.........................  Mr. Peltz has been a director and the Chairman and Chief
                                         Executive Officer of the Company since April 1993. Since
                                         then, he has also been a director or manager and officer
                                         of certain of the Company's subsidiaries. He is also a
                                         general partner of DWG Acquisition, whose principal
                                         business is ownership of securities of the Company. From
                                         its formation in January 1989 to April 1993, Mr. Peltz
                                         was Chairman and Chief Executive Officer of Trian Group,
                                         Limited Partnership ('Trian'), which provided investment
                                         banking and management services for entities controlled by
                                         Mr. Peltz and Mr. May. From 1983 to December 1988, he was
                                         Chairman and Chief Executive Officer and a director of
                                         Triangle Industries, Inc. ('Triangle'), which, through
                                         wholly-owned subsidiaries, was, at that time, a
                                         manufacturer of packaging products, copper electrical wire and cable and steel conduit and currency and coin handling products. Mr. Peltz has also served as a director of
                                         Encore Capital Group, Inc. (formerly MCM Capital

                                                     BUSINESS EXPERIENCE DURING PAST
          NAME OF DIRECTOR                        FIVE YEARS, AGE AND OTHER INFORMATION
          ----------------                        -------------------------------------
                                         Group, Inc.) since January 2003. Mr. Peltz is the
                                         father-in-law of Edward P. Garden, an Executive Vice
                                         President of the Company. Mr. Peltz is 61 years of age.

Peter W. May.........................  Mr. May has been a director and the President and Chief
                                         Operating Officer of the Company since April 1993. Since
                                         then, he has also been a director or manager and officer
                                         of certain of the Company's subsidiaries. He is also a
                                         general partner of DWG Acquisition. From its formation in
                                         January 1989 to April 1993, Mr. May was President and
                                         Chief Operating Officer of Trian. He was President and
                                         Chief Operating Officer and a director of Triangle from
                                         1983 until December 1988. Mr. May has also served as a
                                         director of Encore Capital Group, Inc. since
                                         February 1998. Mr. May is the father of Jonathan P. May,
                                         Senior Vice President -- Corporate Development of Triarc
                                         and Chairman of Arby's, Inc. Mr. May is 61 years of age.

Hugh L. Carey........................  Mr. Carey has been a director of the Company since
                                         June 1994. He was an Executive Vice President of W.R. Grace
                                         & Co. ('Grace') from 1987 through December 1995. From 1993 to December 1995, he served Grace as director of its
                                         Government Relations Division, and from 1987 until 1993,
                                         he ran Grace's office of environmental policy. Mr. Carey
                                         was the Governor of the State of New York from 1975 until
                                         1983 and a member of Congress from 1960 until 1975. From
                                         1991 until 1993, he was Chairman of the National Institute of Former Governors. Mr. Carey is also a director of China
                                         Trust Bank, and a partner of Harris Beach LLP, a law firm.
                                         Mr. Carey is 85 years of age.

Clive Chajet.........................  Mr. Chajet has been a director of the Company since
                                         June 1994. He has been Chairman of Chajet Consultancy,
                                         L.L.C., a consulting firm specializing in identity and
                                         image management, since January 1997. Prior to that time,
                                         Mr. Chajet was Chairman of Lippincott & Margulies Inc.,
                                         also a consulting firm specializing in identity and image
                                         management, from 1983 to January 1997. Mr. Chajet is 67
                                         years of age.

Joseph A. Levato.....................  Mr. Levato has been a director of the Company since
                                         June 1996. Mr. Levato served as Executive Vice President
                                         and Chief Financial Officer of Triarc and certain of its
                                         subsidiaries from April 1993 to August 1996. Prior to
                                         April 1993, he was Senior Vice President and Chief
                                         Financial Officer of Trian from January 1992 to April
                                         1993. From 1984 to December 1988, he served as Senior Vice
                                         President and Chief Financial Officer of Triangle.
                                         Mr. Levato is 63 years of age.

                                                     BUSINESS EXPERIENCE DURING PAST
          NAME OF DIRECTOR                        FIVE YEARS, AGE AND OTHER INFORMATION
          ----------------                        -------------------------------------
David E. Schwab II...................  Mr. Schwab has been a director of the Company since
                                         October 1994. Mr. Schwab has been a Senior Counsel of
                                         Cowan, Liebowitz & Latman, P.C., a law firm, since January
                                         1998. Prior to that time, he was a partner of Schwab
                                         Goldberg Price & Dannay, a law firm, for more than five
                                         years. Mr. Schwab also serves as Chairman of the Board of
                                         Trustees of Bard College. Mr. Schwab is 72 years of age.

Raymond S. Troubh....................  Mr. Troubh has been a director of the Company since
                                         June 1994. He has been a financial consultant since prior to
                                         1989. Mr. Troubh is Chairman of Enron Corp. (and, in
                                         connection with his duties as Chairman of Enron Corp., a
                                         director of its wholly-owned subsidiary Portland General
                                         Electric Company) and a director of Diamond Offshore
                                         Drilling, Inc., General American Investors Company,
                                         Gentiva Health Services, Inc. and WHX Corporation. He is
                                         also a trustee of Petrie Stores Liquidating Trust. Mr.
                                         Troubh is 77 years of age.

Gerald Tsai, Jr......................  Mr. Tsai has been a director of the Company since October
                                         1993. Mr. Tsai is a private investor. From February 1993 to
                                         October 1997, he was Chairman of the Board, President and
                                         Chief Executive Officer of Delta Life Corporation, a life
                                         insurance and annuity company with which Mr. Tsai became
                                         associated in 1992. Mr. Tsai also serves as a director of
                                         Sequa Corporation, Zenith National Insurance Corporation,
                                         United Rentals, Inc. and Apollo Capital Corporation. He is
                                         an honorary trustee of Boston University, a trustee of NYU
                                         Hospitals Center, New York University School of Medicine
                                         Foundation and the Norton Museum of Art in Palm Beach,
                                         Florida. Mr. Tsai is 75 years of age.

Jack G. Wasserman....................  Mr. Wasserman has been a director of the Company since March
                                         2004. Mr. Wasserman has practiced law as a solo
                                         practitioner since September 2001. Prior to that time, he
                                         was a senior partner of Wasserman, Schneider, Babb & Reed
                                         (and its predecessors) from 1966 until September 2001. Mr.
                                         Wasserman serves as a director of American Property
                                         Investors, Inc., the general partner of American Real
                                         Estate Partners, L.P., National Energy Group, Inc. and
                                         Cadus Corporation. Mr. Wasserman is 67 years of age.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NINE (9) NOMINEES NAMED ABOVE.

                               EXECUTIVE OFFICERS

    The following table sets forth certain information regarding the executive officers of Triarc, all of whom are U.S. citizens.

               NAME                  AGE                         POSITIONS
               ----                  ---                         ---------
Nelson Peltz.......................  61    Director; Chairman and Chief Executive Officer

Peter W. May.......................  61    Director; President and Chief Operating Officer

Douglas N. Benham..................  47    President and Chief Executive Officer of Arby's, Inc.

Edward P. Garden...................  42    Executive Vice President

Brian L. Schorr....................  45    Executive Vice President, General Counsel, and
                                             Assistant Secretary

Jonathan P. May....................  37    Senior Vice President -- Corporate Development;
                                             Chairman of Arby's, Inc.*

Francis T. McCarron................  47    Senior Vice President and Chief Financial Officer

Stuart I. Rosen....................  44    Senior Vice President and Associate General Counsel,
                                             and Secretary

Fred H. Schaefer...................  59    Senior Vice President and Chief Accounting Officer

Anne A. Tarbell....................  45    Senior Vice President -- Corporate Communications and
                                             Investor Relations

---------

(*) Mr. Jonathan May has announced his resignation, effective as of April 30, 2004, as Senior Vice President -- Corporate Development of the Company and as Chairman of Arby's, Inc. ('Arby's').

                              -------------------

    Set forth below is certain additional information concerning the persons listed above (other than Messrs. Peltz and May, for whom such information has been provided under 'Nominees for Election,' above).

    Douglas N. Benham has been the President and Chief Executive Officer of Arby's, which does business as the Triarc Restaurant Group, since January 2004. Mr. Benham has also been President and Chief Executive Officer of Sybra, Inc. ('Sybra') since January 2004. From August 2003 to December 2003, Mr. Benham served as President and Chief Executive Officer of DNB Advisors, LLC, a consulting firm. From January 1999 through August 2003, he served as Senior Vice President and Chief Financial Officer of RTM Restaurant Group ('RTM'), the largest franchisee of Arby's'r' restaurants. Mr. Benham also served as a director of RTM from January 1999 through December 2003.

    Edward P. Garden has been an Executive Vice President of Triarc since August 2003. Prior thereto, Mr. Garden was a managing director of Credit Suisse First Boston, where he served as a senior investment banker in the Financial Sponsors Group since 1999. From 1994 to 1999, he was a managing director at BT Alex Brown where he was a senior member of the Financial Sponsors Group and, prior to that, Co-Head of Equity Capital Markets. Mr. Garden is the son-in-law of Nelson Peltz.

    Brian L. Schorr has been Executive Vice President and General Counsel of Triarc and certain of its subsidiaries since June 1994. Prior thereto, Mr. Schorr was a partner of Paul, Weiss, Rifkind, Wharton &

Garrison LLP, a law firm which he joined in 1982. That firm provides legal services to Triarc and its subsidiaries.

    Jonathan P. May has been Senior Vice President -- Corporate Development of Triarc and Chairman of Arby's since June 2002. From January 2001 to June 2002, Mr. May served as a Senior Vice President of Triarc and Chairman of Arby's. From July 1999 to January 2001 he served as Chief Executive Officer of Arby's and certain of its subsidiaries. From 1996 to July 1999, Mr. May was Vice President, Concept Development of Arby's. From 1995 to 1996, Mr. May was Vice President, Worldwide Planning of Arby's. Mr. May was Director, Corporate Development of the Company from 1993 to 1995. Previously, Mr. May was employed by McKinsey & Co., Inc. from September 1989 to June 1991. Mr. May is the son of Peter W. May.

    Francis T. McCarron has been Senior Vice President and Chief Financial Officer of Triarc since June 30, 2001. Prior thereto, he was Senior Vice President -- Taxes of Triarc and certain of its subsidiaries since April 1993. Mr. McCarron served as Vice President -- Taxes of Trian from its formation in January 1989 to April 1993.

    Stuart I. Rosen has been Senior Vice President and Associate General Counsel, and Secretary of Triarc and certain of its subsidiaries since
November 16, 2000. From August 1994 to November 2000 he served as Vice President and Associate General Counsel, and Secretary of Triarc and certain of its subsidiaries. Prior thereto, he was an associate with Paul, Weiss, Rifkind, Wharton & Garrison LLP since 1985.

    Fred H. Schaefer has been Senior Vice President and Chief Accounting Officer of Triarc and certain of its subsidiaries since November 16, 2000. From April 1993 to November 2000 he served as Vice President and Chief Accounting Officer of Triarc and certain of its subsidiaries. Prior thereto, he was Vice President and Chief Accounting Officer of Trian from its formation in January 1989 to April 1993.

    Anne A. Tarbell has been Senior Vice President -- Corporate Communications and Investor Relations of Triarc, and Senior Vice President of certain of its subsidiaries, since May 1998. From June 1995 to April 1998, Ms. Tarbell was Vice President and Director -- Investor Relations of ITT Corporation and served as Assistant Director -- Investor Relations of ITT Corporation from August 1991 to May 1995.

    The term of office of each executive officer is until the organizational meeting of the Board following the next annual meeting of the Company's stockholders and until his or her successor is elected and qualified or until his or her prior death, resignation or removal.

                              CORPORATE GOVERNANCE

INDEPENDENCE OF DIRECTORS

    Under the New York Stock Exchange's listing requirements, the Board of Directors must have a majority of directors who meet the criteria for independence required by the New York Stock Exchange. Pursuant to the Company's Corporate Governance Guidelines (the 'Guidelines'), the Board is to determine whether each director satisfies the criteria for independence based on all of the relevant facts and circumstances. No director qualifies as independent unless the Board of Directors affirmatively determines that such director has no material relationship with the Company. In accordance with the Guidelines, the Board of Directors has adopted categorical standards ('Independence Standards') to assist it in determining the independence of the Company's directors. Pursuant to the Independence Standards, any relationship described below will be presumed to be material if, within the preceding year or, commencing November 4, 2004, the preceding three years:

     the director was an employee of the Company or an immediate family member (as defined) of the director was an executive officer of the Company;

     the director or an executive officer of the Company who is an immediate family member of the director received more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service);

     the director was affiliated with or employed by, or the director's immediate family member was affiliated with or employed in a professional capacity by, the Company's present or former internal or external auditor;

     the director, or the director's immediate family member, was employed as an executive officer of another company where an executive officer of the Company then served on the compensation committee of that company's board of directors (the one or three year 'look-back' period referred to above in the lead-in paragraph, as applicable, will be measured from the termination of either the employment relationship or the service on the compensation committee);

     the director is an employee or executive officer, or has an immediate family member who is an executive officer, of another company that makes payments to or receives payments from the Company for property or services in an amount that, in any single fiscal year, exceeds 2% or $1 million, whichever is greater, of such other company's consolidated gross revenues. Both the payments and the consolidated gross revenues to be measured will be those of such other company's last completed fiscal year. Also, the one or three year 'look-back' period referred to above in the lead-in paragraph, as applicable, applies only to the financial relationship between the Company and the director's or immediate family member's current employer (i.e., former employment of the director or immediate family member need not be considered); or

     the director, or an immediate family member of the director, is employed as an executive officer of a non-profit organization, foundation or university to which the Company makes discretionary contributions that (excluding for this purpose matching funds paid by the Company as a result of contributions by the Company directors and employees) in any fiscal year of the non-profit organization, foundation or university exceed 2% or $1 million, whichever is greater, of the entity's consolidated gross revenues from all sources for the most recently ended fiscal year for which financial information is available to the Company.

    The foregoing clauses are to be interpreted by the Board of Directors taking into account any commentary or other guidance provided by the New York Stock Exchange with respect to Section 303 of the New York Stock Exchange Listed Company Manual.

    The Independence Standards further provide that the relationship between the Company and an entity for which a director serves solely as a non-management director is not material. In addition, any other relationship not described above will not be deemed material unless (i) the director would have thereby a 'direct or indirect material interest' within the meaning of Item 404(a) of Regulation S-K and the material terms of the relationship were materially more favorable than those that would be offered at the time and in comparable circumstances to persons unaffiliated with the Company or (ii) the Board of Directors, in exercising its judgment in light of all the facts and circumstances, determines that the relationship should be considered to be material and to affect the independence of the director in question.

    The Board of Directors and the Nominating and Corporate Governance Committee reviewed the independence of the director nominees. As a result of this review, a determination was made that each of the following director nominees is independent of the Company and its management: Messrs. Carey, Chajet, Levato, Schwab, Troubh, Tsai and Wasserman.

BOARD MEETINGS AND CERTAIN COMMITTEES OF THE BOARD

    Seven meetings of the full Board of Directors were held during the fiscal year ended December 28, 2003. Each incumbent director who served on the Board of Directors in 2003 and is a nominee for reelection, attended at least 75% or more of the meetings of the Board of Directors and its committees that he was eligible to attend in 2003. While we do not have a formal policy requiring them to do so, directors are expected to attend the Company's annual meeting of stockholders. All persons then serving as directors attended the 2003 Annual Meeting of Stockholders.

    The Company has standing audit, nominating and corporate governance and compensation committees whose current functions and members are described below. As noted above, the Board of Directors has determined that each of the current members of such committees is independent as required by the New York Stock Exchange listing requirements. It is anticipated that at its first meeting following the Meeting, the Board will designate the directors to serve on each of these committees until the next annual meeting of stockholders.

    Audit Committee. The Audit Committee is composed of Messrs. Raymond S. Troubh (Chairman), Joseph A. Levato and David E. Schwab II. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility relating to: (i) the integrity of the Company's financial statements and financial reporting process, the Company's systems of internal accounting and financial controls and other financial information provided by the Company; (ii) the performance of the internal audit services function; (iii) the annual independent audit of the Company's financial statements, the engagement of the independent auditors and the evaluation of the independent auditors' qualifications, independence and performance; (iv) the compliance by the Company with legal and regulatory requirements, including the Company's disclosure controls and procedures; (v) the evaluation of risk assessment and risk management policies; and (vi) the fulfillment of the other responsibilities set out in its charter. The Board of Directors has determined that each of the committee members are 'financially literate' and at least one member, Mr. Levato, qualifies as an 'audit committee financial expert' within the meaning of the regulations of the Securities and Exchange Commission. The Audit Committee met eleven times during 2003. The formal report of the Audit Committee with respect to fiscal year 2003 begins on page 31 herein.

    Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is composed of Messrs. Joseph A. Levato (Chairman), Hugh L. Carey, David E. Schwab II and Gerald Tsai, Jr. This committee is charged with the responsibility of: (i) identifying individuals qualified to become members of the Board of Directors, consistent with any guidelines and criteria approved by the Board of Directors; (ii) considering and recommending director nominees for the Board to select in connection with each annual meeting of stockholders;
(iii) considering and recommending nominees for election to fill any vacancies on the Board of Directors and to address related matters; (iv) developing and recommending to the Board of Directors corporate governance principles applicable to the Company; and (v) overseeing an annual evaluation of the Board of

Directors' and management's performance. The Nominating and Corporate Governance Committee met once during 2003.

    The Nominating and Corporate Governance Committee reviews possible candidates for the Board of Directors and recommends the nominees for directors to the Board of Directors for approval. The Board of Directors has adopted general criteria for nomination to the Board of Directors, which, as part of the Guidelines, can be found on the Company's website at www.triarc.com. The Board of Directors seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. The Board's assessment of potential candidates includes consideration of diversity, age, educational background, other board experience and commitments, business and professional achievements, skills and experience in the context of the needs of the Board. The Nominating and Corporate Governance Committee considers suggestions from any source, including stockholders, regarding possible candidates for directors. Possible candidates who have been suggested by stockholders are evaluated by the Nominating and Corporate Governance Committee in the same manner as are other possible candidates.

    The Nominating and Corporate Governance Committee has adopted the following rules with respect to considering nominations by stockholders: (i) the nominating stockholder must have owned, for at least six months prior to the date the nomination is submitted, shares of (x) Class A Common Stock,
(y) Class B Common Stock or (z) other classes of common stock or preferred stock, if any, entitled to vote for directors; (ii) the nomination must be received by the Nominating and Corporate Governance Committee at least 120 days before the mailing date for proxy material applicable to the annual meeting for which such nomination is proposed for submission; and (iii) a detailed statement setting forth the qualifications, as well as the written consent, of each party nominated must accompany each nomination submitted.

    Compensation Committee and Performance Compensation Subcommittee. The Compensation Committee is composed of Messrs. David E. Schwab II (Chairman), Clive Chajet and Joseph A. Levato. The Compensation Committee is charged with discharging the responsibility of the Board of Directors relating to compensation of the Company's directors and executive officers, administering the Triarc Companies, Inc. 1997 Equity Participation Plan (the '1997 Plan'), the Deferral Plan for Senior Executive Officers of Triarc Companies, Inc. (the 'Deferral Plan') and such other salary, compensation or incentive plans as the Compensation Committee is designated to administer, and related matters. The Compensation Committee met four times during 2003.

    The Performance Compensation Subcommittee (the 'Subcommittee' or the 'Performance Committee') is composed of Messrs. David E. Schwab II (Chairman) and Clive Chajet. The Subcommittee was established in August 1997 to assume certain functions which were previously the responsibility of the Compensation Committee. The purpose of the Subcommittee is limited to administering the Company's compensation plans that are intended to meet the requirements of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the 'Code'), including the Triarc Companies, Inc. 1993 Equity Participation Plan, as amended (the '1993 Plan'), the 1998 Equity Participation Plan (the '1998 Plan'), the 2002 Equity Participation Plan (the '2002 Plan'), the 1999 Executive Bonus Plan (the '1999 Executive Bonus Plan' or the '1999 Plan'), and such other salary, compensation or incentive plans as the Subcommittee is designated to administer, and related matters. The Subcommittee met two times in 2003.

    Charters for the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee and Performance Compensation Subcommittee, as well as the Guidelines and the Company's Code of Business Conduct and Ethics (including code of ethics provisions that apply to the Company's principal executive, financial and accounting officers) may be found under the Investor Relations section of the Company's website at www.triarc.com and are also available in print, free of charge, to any stockholder who requests them.

COMPENSATION OF DIRECTORS

    Each non-management director of the Company receives an annual retainer of $30,000 for serving on the Board. In addition, each non-management director of the Company receives $1,500 for each meeting of the Board or of a committee (or subcommittee) of the Board that such director attends. Under the 2002 Plan, each non-management director may elect to have all or a portion of the annual retainer and these meeting attendance fees paid in shares of Class A Common Stock and/or Class B Common Stock rather than in cash. See 'Executive Compensation -- Certain Employment Arrangements with Executive Officers' below for certain information relating to compensation of the Company's management directors.

    In addition, pursuant to the 2002 Plan, each director of the Company who is not also an employee of the Company or any subsidiary receives options to purchase an aggregate of 15,000 shares of Class A Common Stock and 30,000 shares of Class B Common Stock on the date of such director's initial election or appointment to the Board of Directors. On the date of each subsequent annual meeting of stockholders of the Company at which a director is reelected, such director receives options to purchase 4,000 shares of Class A Common Stock and 8,000 shares of Class B Common Stock.

EXECUTIVE SESSIONS OF THE BOARD OF DIRECTORS

    The Company has instituted executive sessions of the Board of Directors whereby non-management directors will meet in regularly scheduled sessions. The chairpersons of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee will rotate presiding over these sessions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), requires the Company's directors, executive officers, and persons who own more than ten percent of the Company's common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the 'SEC') and the New York Stock Exchange. Directors, executive officers and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

    Based solely on the Company's review of the copies of such forms it has received, including amendments thereto, or written representations from certain reporting persons that no Form 5s were required for these persons, the Company believes that all its directors, executive officers and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to 2003, except for the inadvertent omission by Mr. Chajet to file reports on a timely basis with respect to two gifts of shares of stock that he made in 2003 and by Mr. Jarrett Posner, the Company's former Senior Vice President -- Corporate Finance, to file a report on a timely basis with respect to two exercises of stock options and the sales of the shares received. In addition, prior timely filings were amended by Mr. Posner to add a sale of shares to a report filed in 2000, by Mr. McCarron to correct in one report the sales prices for shares received by him upon the exercise of stock options and by Mr. Jonathan May to correct in one report the inadvertent omission of shares held by him as a result of the Stock Dividend (defined below) and to correct the sales prices for shares received by him upon the exercise of stock options.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    The following table sets forth the beneficial ownership as of April 13, 2004 by each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock and/or Class B Common Stock (constituting the only classes of voting capital stock of the Company), each director of the Company and nominee for director of the Company who has such ownership, each of the Named Officers (as defined in the Introduction to Summary Compensation Table below) and all directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and dispositive power with respect to such shares.

                                                                                           PERCENTAGE OF
                                                                                           TOTAL VOTING
                                                                                             POWER OF
                                        AMOUNT AND NATURE OF        PERCENTAGE OF CLASS     OUTSTANDING
                                        BENEFICIAL OWNERSHIP        BENEFICIALLY OWNED      CLASS A AND
        NAME AND ADDRESS OF           -------------------------     -------------------       CLASS B
          BENEFICIAL OWNER             CLASS A        CLASS B       CLASS A    CLASS B    COMMON STOCK(1)
          ----------------             -------        -------       -------    -------    ---------------
DWG Acquisition Group, L.P.  .......   6,024,662(2)  10,006,324(2)     29.8%      24.7%         28.9%
  1201 North Market Street
  Wilmington, DE 19801
Nelson Peltz .......................   9,639,619     17,094,355        41.2%      36.6%         31.2%
  280 Park Avenue                      (2)(3)(4)      (2)(3)(4)
  New York, NY 10017
Peter W. May .......................   8,325,444     14,513,299        37.5%      32.7%         30.5%
  280 Park Avenue                         (2)(3)         (2)(3)
  New York, NY 10017
Wachovia Corporation ...............      --    (5)   2,752,060(5)       --        6.8%          1.1%
  One Wachovia Center
  Charlotte, NC 28288-0137
Snyder Capital Management, L.P. ....   1,186,600(6)   2,373,600(6)      5.9%       5.9%          5.9%
Snyder Capital Management, Inc.  ...
  350 California Street
  San Francisco, CA 94104
Hugh L. Carey.......................      64,469        128,938           *          *             *
Clive Chajet........................      36,800(7)      73,600(7)        *          *             *
Joseph A. Levato....................      53,000         46,000           *          *             *
David E. Schwab II..................      53,737         98,974           *          *             *
Raymond S. Troubh...................      43,000         86,000           *          *             *
Gerald Tsai, Jr. ...................      24,018         48,036           *          *             *
Jack G. Wasserman...................           0              0           *          *             *
Brian L. Schorr.....................     179,622(8)     359,244(8)        *          *             *
Francis T. McCarron.................      81,666        163,332           *          *             *
Jonathan P. May.....................     122,917        245,834           *          *             *
Michael C. Howe.....................      38,334         76,668           *          *             *
Directors and Executive Officers as
  a group (16 persons)..............  12,838,906     23,283,690        49.2%      44.6%         33.4%

                                                        (footnotes on next page)

(footnotes from previous page)

*  Less than 1%

(1) Based on total votes that may be cast at the meeting.


(2) The Company is informed that as of the record date DWG Acquisition had pledged all such shares of Class A Common Stock and 5,596,214 of such shares of Class B Common Stock to a financial institution on behalf of Messrs. Peltz and May to secure loans made to them.


(3) Includes 6,024,662 shares of Class A Common Stock and 10,006,324 shares of Class B Common Stock held by DWG Acquisition, of which Mr. Peltz and Mr. May are the sole partners. The Company is informed that (i) a Peltz family limited partnership has pledged 21,200 shares of Class A Common Stock and 41,400 shares of Class B Common Stock owned by it to a financial institution to secure loans made to Mr. Peltz and (ii) Mr. May has pledged 287,316 shares of Class A Common Stock and 480,043 shares of Class B Common Stock owned by him to a financial institution to secure loans made to him.

(4) Includes 23,750 shares of Class A Common Stock and 47,500 shares of Class B Common Stock owned by a family limited partnership of which Mr. Peltz is a general partner. Mr. Peltz disclaims beneficial ownership of these shares.

(5) The information set forth herein with respect to Wachovia Corporation ('Wachovia') is based solely on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2004. According to the Schedule 13G, Wachovia's subsidiaries, Wachovia Securities LLC and Evergreen Investment Management Company, are investment advisors for mutual funds and/or other clients and such mutual funds or other clients beneficially own such shares, Wachovia Bank, N.A., a subsidiary of Wachovia, holds the securities in a fiduciary capacity for its customers and Wachovia and its subsidiaries have the sole power to vote or dispose of these shares. The Schedule 13G did not contain any information regarding beneficial ownership by Wachovia of shares of Class A Common Stock.

(6) The information set forth herein with respect to Snyder Capital Management, L.P. ('Snyder L.P.') and Snyder Capital Management, Inc. (the general partner of Snyder L.P., 'Snyder Inc.') is based solely on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2004. According to the Schedule 13G, Snyder L.P., a registered investment advisor, and Snyder Inc. have shared voting power over 1,102,200 shares of Class A Common Stock and 2,204,600 shares of Class B Common Stock and have shared dispositive power over 1,186,600 shares of Class A Common Stock and 2,373,600 shares of Class B Common Stock.

(7) Includes 1,300 shares of Class A Common Stock and 2,600 shares of Class B Common Stock owned by Mr. Chajet's wife, as to which shares Mr. Chajet disclaims beneficial ownership.

(8) Includes 100 shares of Class A Common Stock and 200 shares of Class B Common Stock owned by a minor child of Mr. Schorr, as to which shares Mr. Schorr disclaims beneficial ownership.

                              -------------------

    Except for the arrangements relating to the shares described in footnote (2) to the beneficial ownership table, there are no arrangements known to the Company the operation of which may at a subsequent date result in a change in control of the Company.

    The above beneficial ownership table includes options to purchase shares of Class A Common Stock and Class B Common Stock that have vested or will vest within 60 days of April 13, 2004 by the following persons:

                                                        NUMBER OF CLASS A        NUMBER OF CLASS B
                      NAME OF                             COMMON SHARES            COMMON SHARES
                  BENEFICIAL OWNER                    REPRESENTED BY OPTIONS   REPRESENTED BY OPTIONS
                  ----------------                    ----------------------   ----------------------
Nelson Peltz........................................        3,133,333(1)              6,266,666(1)
Peter W. May........................................        1,966,666(1)              3,933,332(1)
Hugh L. Carey.......................................           44,000                    88,000
Clive Chajet........................................           29,000                    58,000
Joseph A. Levato....................................           23,000                    46,000
David E. Schwab II..................................           44,000                    88,000
Raymond S. Troubh...................................           23,000                    46,000
Gerald Tsai, Jr.....................................           15,000                    30,000
Jack G. Wasserman...................................                0                         0
Brian L. Schorr.....................................          173,332                   346,664
Francis T. McCarron.................................           81,666                   163,332
Jonathan P. May.....................................          121,666                   243,332
Michael C. Howe.....................................           28,334                    56,668
Directors and Executive Officers as a group
  (16 persons)......................................        5,874,664                11,749,328

---------


(1) Includes options to acquire 1,635,000 shares of Class A Common Stock and 3,270,000 shares of Class B Common Stock previously granted to Mr. Peltz, and options to acquire 1,090,000 shares of Class A Common Stock and 2,180,000 shares of Class B Common Stock previously granted to Mr. May, that were exercised on April 20, 2004. Payment of the exercise price for such options was made through the use of 3,145,734 and 2,097,156 shares of the Company's Class B Common Stock owned by Messrs. Peltz and May, respectively. Delivery to Mr. Peltz of 600,921 shares of Class A Common Stock and 1,201,843 shares of Class B Common Stock, and to Mr. May of 400,614 shares of Class A Common Stock and 801,229 shares of Class B Common Stock, issuable upon exercise of their respective options was deferred in accordance with procedures adopted by the Performance Committee in November 2002. See 'Long-Term Incentive Compensation' and 'CEO and COO Compensation Arrangements' in the Executive Compensation Report of the Compensation Committee and Performance Compensation Subcommittee below. Mr. Peltz and Mr. May also deferred the delivery of shares issuable to them upon the exercise of options in accordance with such deferral procedures in each of April 2003 and February 2004. The amounts set forth in the above beneficial ownership table do not include a total of 844,947 shares of Class A Common Stock and 1,689,886 shares of Class B Common Stock held as of April 23, 2004 in a deferral trust pending their future delivery to Mr. Peltz, and 563,298 shares of Class A Common Stock and 1,126,591 shares of Class B Common Stock held as of April 23, 2004 in a deferral trust pending their future delivery to Mr. May. Wilmington Trust Company, as trustee, has the right to vote the shares held in the trusts. Messrs. Peltz and May may confer with the trustee before it takes any action with respect to the shares held in the trusts. Each trust currently will terminate on January 2, 2005, subject to extension by Messrs. Peltz and May under certain circumstances and subject to acceleration under certain other circumstances.

                             EXECUTIVE COMPENSATION
                    REPORT OF THE COMPENSATION COMMITTEE AND
                     PERFORMANCE COMPENSATION SUBCOMMITTEE*

    The Compensation Committee's Role. The Compensation Committee of the Board of Directors (the 'Compensation Committee') is responsible for setting policy for compensation of executive officers of the Company, for reviewing and approving compensation programs for the executive officers of the Company (the 'Executive Compensation Program') and for administering the 1997 Plan and the Deferral Plan. The Performance Compensation Subcommittee's (the 'Subcommittee' or the 'Performance Committee') principal function is to administer the 2002 Plan, the 1998 Plan, the 1993 Plan and the 1999 Executive Bonus Plan. Accordingly, the Subcommittee joins the Compensation Committee in this report.

    The Company's Executive Compensation Program is designed to motivate executives to achieve the Company's business objectives, with a particular emphasis on building the value of the Company. Key components of the Executive Compensation Program consist of base salaries, formula-based cash bonus plans, performance-based cash bonus plans, stock-based compensation plans, deferred compensation plans and discretionary bonuses. The Compensation Committee and/or the Subcommittee may in the future consider awarding executives equity or profits interests in subsidiaries of the Company. To fulfill its principal function, the Compensation Committee reviews and approves each of the elements of the Executive Compensation Program and assesses the effectiveness of the Executive Compensation Program as a whole. This includes reviewing the design of the Company's various incentive plans for executive officers and assessing the competitiveness of the overall Executive Compensation Program. From time to time, the Company retains external compensation consultants to advise it with respect to competitive pay levels and the development and design of compensation plans.

    The Company provides its executive officers with a total compensation package that -- at expected levels of performance -- is generally intended to be highly competitive with compensation packages provided to similarly situated executives in the consumer products, restaurant and food industries and in investment management and private equity/mergers and acquisitions firms. The Company periodically assesses an executive's competitive level of compensation based on comparable information drawn from a variety of sources, including proxy statements, compensation surveys and external compensation consultants. In addition, such compensation takes into account the various roles and combinations of responsibilities undertaken by Triarc's executive officers, as well as their individual performance and contribution to the success of the Company.

    The Compensation Committee is aware that companies selected for compensation comparison purposes differ from those used for relative stockholder return comparison purposes in this proxy statement's performance graph. The Compensation Committee believes stockholders' interests are best served by providing compensation necessary to attract needed exceptional executive talent from relevant labor markets and that, in many cases, this talent will be attracted from companies or institutions that are not included in the peer group index in the performance graph set forth below.

---------
* This Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference into such other filing.

    Incentive Compensation Varies With Performance and Other Factors. While the expected value of an executive's total compensation package is set at a highly competitive level, each executive officer's pay package places a significant portion of total compensation at risk, and the actual value of the package may exceed or fall below such competitive compensation levels, both annually and over time, based on various factors, including:

     the Company's financial and operating performance;

     the Company's common stock performance;

     the successful completion of acquisitions, dispositions, financings and other significant transactions;

     the return on the Company's investment portfolio;

     the performance of the executive's area of responsibility;

     individual executive performance; and

     the executive's experience in his or her role.

Awards paid under annual and long-term incentive plans to senior operating unit officers are also tied to that business unit's short- and long-term financial performance and strategic accomplishments of the Company.

    The Company also believes that effectively rewarding individual performance helps drive managers to contribute in ways that enhance the financial and stock performance of the Company and its various business units. Although the Executive Compensation Program provides compensation that varies with financial performance and strategic accomplishments, an executive officer's incentive awards may also be influenced by qualitative assessments of Company, business unit and individual performance, as appropriate. For all executive officers, these assessments are made by either the Compensation Committee or the Subcommittee, as appropriate.

    Overview of the Executive Compensation Program. Key components of the Executive Compensation Program include: (i) the base salary program, (ii) the annual incentive program, including awards under the 1999 Executive Bonus Plan, discretionary bonuses and special deferred compensation and (iii) the long-term incentive program.

        Base Salary Compensation. The Company's base salary program is intended to provide base salary levels that are competitive in the external market for executive talent and reflect an individual's ongoing performance. Base salaries are periodically adjusted based on the executive's performance, the Company's overall financial performance and expected salary increases in the market for executive talent.

        Annual Incentive Compensation. During 1999, the Company's stockholders approved the 1999 Executive Bonus Plan which seeks to provide compensation opportunities to eligible executive officers and key employees of the Company and its subsidiaries that are directly related to the financial and operating performance of the Company. During 2003, six executive officers (including the Chairman and Chief Executive Officer and President and Chief Operating Officer) participated in the 1999 Executive Bonus Plan. The 1999 Executive Bonus Plan provides for two types of bonuses: formula bonus awards and performance goal bonus awards. Formula bonus awards are based solely on the Company's financial performance using certain predetermined earnings and capitalization related criteria outlined in the 1999 Executive Bonus Plan. Performance goal bonus awards are based on the attainment of specific levels of performance by the Company (or operating units of the Company) with reference to one or more objective criteria outlined in the 1999

    Executive Bonus Plan. The Subcommittee establishes the performance bonus award targets for each participant eligible for such an award no later than 90 days after the commencement of each 1999 Executive Bonus Plan year. The Subcommittee determines whether the formula based criteria and performance goals were met and, based on such determinations, the actual amount of each formula bonus award and each performance goal bonus award and whether payment of all or a portion of such bonus will be deferred. Performance goal bonus awards may not exceed $5.0 million to any single participant for any 1999 Executive Bonus Plan year. The Subcommittee may also exercise 'negative discretion' and reduce performance goal bonuses otherwise payable under the objective criteria. Bonus payments under the 1999 Executive Bonus Plan are intended to be exempt from the tax deduction limitation of Section 162(m) of the Internal Revenue Code of 1986, as amended ('Code'). As discussed in Proposal 3 below, the Board of Directors has recommended that stockholders re-approve that portion of the 1999 Executive Bonus Plan that relates to performance goal bonus awards.

        In addition, from time to time the Compensation Committee may award discretionary bonuses to the Company's executive officers. The amount of such bonuses are based on the Compensation Committee's evaluation of such individual's performance and contribution to the Company's overall performance.

        The Compensation Committee may defer payment of bonuses in accordance with the terms of the Deferral Plan described below.

        The annual cash incentive plan for executive officers of Arby's, the Company's principal business unit (the 'Annual Plan'), provides competitive annual pay opportunities with amounts payable being linked to the business unit's annual financial performance, and to the individual's annual performance. The Annual Plan sets annual incentive target awards at levels that are competitive in the context of the Company's total Executive Compensation Program, and the appropriate mix of variable and fixed compensation. Financial performance is assessed annually against financial and strategic objectives. Each such executive's individual performance award is related to performance measures most appropriate to his or her responsibilities. To reinforce the need for teamwork and focus attention on overall Company objectives, all participants have a significant portion of their award linked to corporate financial performance, as defined by operating income and other measures.

        Annual Bonus Awards for 2003. All of the annual bonus compensation for 2003 for the Named Officers (as defined in the Introduction to the Summary Compensation Table below), was provided pursuant to the 1999 Executive Bonus Plan and, in the case of Arby's officers, the Annual Plan and/or the Mid-Term Plan (described below). In 2003, although significant strategic or financial transactions completed by the Company were the completion of the sale of $175 million principal amount of 5% convertible note dues 2023, the filing of an effective 'universal shelf' registration statement in connection with the possible future offer and sale, from time to time of up to $2 billion aggregate amount of the Company's common stock, preferred stock, debt securities and warrants to purchase any of such securities, and the completion of a distribution of the Company's Class B Common Stock, no special discretionary bonuses were awarded to the Named Officers. In addition, in accordance with the terms of the 1999 Executive Bonus Plan, and notwithstanding the fact that certain specified levels of performance goals had been attained by the Company, the Subcommittee, in consultation with management, exercised 'negative discretion' with respect to 2003 and reduced the performance goal bonus awards that would otherwise have been payable to participating Named Officers. Accordingly, as explained below under 'CEO and COO Compensation

    Arrangements,' total cash compensation payable to the Company's Chairman and Chief Executive Officer and President and Chief Operating Officer with respect to 2003 was generally comparable to that paid with respect to 2002, and total cash compensation payable with respect to 2003 to the other Named Officers was also generally comparable to that paid with respect to 2002.

        In addition, the Compensation Committee reviewed the fiscal 2003 performance of executive corporate officers not participating in the 1999 Executive Bonus Plan and took into account the significant strategic or financial transactions completed by the Company in 2003 noted above. Accordingly, no special discretionary bonuses were paid to such executive corporate officers with respect to 2003. The annual bonuses payable to such officers primarily reflected individual qualitative executive contributions based upon the level of the executive's responsibilities, the efficiency and effectiveness with which the executive oversaw the matters under such executive's supervision, and the degree to which such executive contributed to the accomplishment of the Company's goals. Since these officers generally have overall corporate policy-making and administrative responsibilities, and do not directly oversee principal operating units of the Company, the Compensation Committee's assessment of these executives relates generally to their performance and accomplishment of personal goals and the Company's achievements as a whole. No specific weighting was assigned to any one factor over others in determining bonuses paid to such executive officers with respect to fiscal 2003. Accordingly, the total cash compensation payable to such officers was generally comparable with respect to 2003 as compared to the prior year.

        Long-Term Incentive Compensation. The Company provides executive officers and key employees of its principal business units with incentives linked to longer-term business unit and corporate performance through the 2002 Plan, which provides for the grant of options to purchase shares of Company Stock and restricted stock of the Company. The Subcommittee believes equity ownership among executives aligns management's interests with those of stockholders and provides long-term incentives for the Company's officers. As authorized by the Board of Directors, in November 2002, the Performance Committee, in the case of the 1993 Plan, the 1998 Plan and the 2002 Plan, and the Compensation Committee, in the case of the 1997 Plan, adopted procedures to implement a deferral arrangement whereby the senior officers of the Company and Arby's would have the ability to defer receipt of the shares issuable upon exercise of their stock options. The Compensation Committee and/or the Subcommittee may in the future consider awarding executives equity or profits interests in subsidiaries of the Company.

        In addition, executive officers and key employees of Arby's participate in a mid-term cash incentive plan (the 'Mid-Term Plan'), which provides for cash awards to participants based on the unit's profit over a three year period. A pool is created based upon the amount by which the unit's actual profit reaches or exceeds a targeted level.

        Grant of Equity-Based Incentives for Fiscal 2003. To date, no equity-based incentive awards have been awarded in respect of fiscal 2003, other than option grants made in connection with the commencement of employment.

    CEO and COO Compensation Arrangements. The Company is a party to employment agreements effective as of May 1, 1999 with Nelson Peltz, the Company's Chairman and Chief Executive Officer, and Peter W. May, the Company's President and Chief Operating Officer. The agreements are described in 'Certain Employment Arrangements with Executive Officers.' Pursuant to such agreements, in addition to receiving their base salaries, Messrs. Peltz and May are entitled to participate in the 1999 Executive Bonus Plan. Pursuant to the 1999 Executive Bonus Plan, Mr. Peltz and Mr. May were awarded approximately $3.8 million and $1.65 million, respectively, in respect of fiscal 2003 (as compared to $3.6 million and $1.57 million, respectively, in respect of fiscal
2002) based on pre-determined earnings and capitalization related criteria outlined in the 1999 Executive Bonus Plan. In addition, the Subcommittee exercised 'negative discretion' and significantly reduced the performance goal awards that would otherwise have been payable to the participating Named Officers, including Messrs. Peltz and May. Furthermore, no special discretionary bonuses or deferred bonuses were awarded in respect of fiscal 2003 to Messrs. Peltz and May. As noted above, to date, Messrs. Peltz and May have not received any equity-based incentive awards with respect to 2003.


    In accordance with the procedures adopted in November 2002 by the Performance Committee, in October 2003, Messrs. Peltz and May elected to defer receipt of the shares issuable to them upon exercise of their stock options that were to expire on March 1, 2004 and April 21, 2004. On February 27, 2004, each of Messrs. Peltz and May exercised options that were to expire on March 1, 2004 and, in connection with such deferral elections, 27,549 shares of Class A Common Stock and 55,089 shares of Class B Common Stock were credited to a deferred compensation account on the Company's books pending their future delivery to Mr. Peltz, and 18,366 shares of Class A Common Stock and 36,726 shares of
Class B Common Stock were credited to a deferred compensation account on the Company's books pending their future delivery to Mr. May. In addition, on April 20, 2004, each of Messrs. Peltz and May exercised options that were to expire on April 21, 2004 and, in connection with such deferral elections, 600,921 shares of Class A Common Stock and 1,201,843 shares of Class B Common Stock were credited to a deferred compensation account on the Company's books pending their future delivery to Mr. Peltz, and 400,614 shares of Class A Common Stock and 801,229 shares of Class B Common Stock were credited to a deferred compensation account on the Company's books pending their future delivery to Mr. May.


    Other Executive Compensation. In addition, the Company provides executive officers with benefits and perquisites such as a 401(k) plan, health and life insurance benefits and, in certain cases, tax and financial planning advice, automobile allowances and other transportation related benefits. Overall, the Compensation Committee believes the provided levels of benefits and perquisites are necessary and competitive and, in combination with the previously mentioned compensation elements, facilitate the Company's ability to secure the needed executive talents.

    Section 162(m) Considerations. The Company's general policy is to award incentive compensation to Named Officers which is exempt from the deduction limits of Section 162(m) of the Code. Nevertheless, each of the Compensation Committee and Subcommittee believes it is important to maintain the flexibility to authorize compensation that is not exempt from Section 162(m). Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m), no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to be exempt from the deduction limits of Section 162(m) will in fact be so. The Board of Directors has recommended that the Company's stockholders approve Proposal 3 regarding the reapproval of the Performance Goals Bonus Awards portion of the 1999 Executive Bonus Plan, at the 2004 Annual Meeting of Stockholders. If Proposal 3 is not approved by stockholders, no further bonus awards will be payable pursuant to the Performance Goals Bonus Awards portion of the 1999 Executive Bonus Plan. The Compensation Committee and the Performance Committee, however, reserve the right to pay discretionary bonuses to Named Officers that are not deductible under Section 162(m).

The Compensation Committee:               The Performance Compensation Subcommittee:
David E. Schwab II, Chairman              David E. Schwab II, Chairman
Clive Chajet                              Clive Chajet
Joseph A. Levato

INTRODUCTION TO SUMMARY COMPENSATION TABLE

    The Summary Compensation Table sets forth salary of, cash bonus awards, deferred compensation awards as well as non-cash awards granted under the 1998 Plan and the 1999 Executive Bonus Plan with respect to the fiscal year ended December 30, 2001, the fiscal year ended December 29, 2002 and the fiscal year ended December 28, 2003 to Triarc's Chairman and Chief Executive Officer, President and Chief Operating Officer, the other executive officers of Triarc who constituted Triarc's most highly compensated executive officers during fiscal 2003 and Arby's chief executive officer during fiscal 2003 (the 'Named Officers'). Additional information with respect to the compensation arrangements for the Chairman and Chief Executive Officer and the other Named Officers is set forth below under 'Certain Employment Arrangements with Executive Officers.' No stock option awards were made to any of the Named Officers during fiscal 2003 and no restricted stock awards were made to any of the Named Officers during fiscal 2001, fiscal 2002 or fiscal 2003.

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION
                                 ----------------------------------------------------

                                                                       OTHER ANNUAL
 NAME AND PRINCIPAL POSITION      PERIOD     SALARY($)    BONUS($)    COMPENSATION($)
 ---------------------------      ------     ---------    --------    ---------------
Nelson Peltz .................     2003      1,400,000    3,799,000        263,800(3)
 Chairman and Chief Executive      2002      1,400,000    3,640,000        706,509(3)
 Officer of Triarc                 2001      1,400,000    7,209,000      1,195,262(3)

Peter W. May .................     2003        950,000(2) 1,649,000       161,803(3)
 President and Chief Operating     2002        950,000(2) 1,570,000       660,802(3)
 Officer of Triarc                 2001      1,200,000    3,354,000        691,937(3)

Brian L. Schorr ..............     2003        475,000      525,000        --     (4)
 Executive Vice President and      2002        475,000      525,000        --     (4)
 General Counsel of Triarc         2001        475,000      525,000        --     (4)

Francis T. McCarron ..........     2003        350,000      525,000        --     (4)
 Senior Vice President and         2002        350,000      525,000        --     (4)
 Chief Financial Officer of        2001        294,856      575,000        --     (4)
 Triarc

Jonathan P. May ..............     2003        250,000      540,625        --     (4)
 Senior Vice President --          2002        250,000      475,000        --     (4)
 Corporate Development of          2001        247,917      406,250        --     (4)
 Triarc and Chairman of Arby's

Michael C. Howe ..............     2003        355,000      266,250(7)     --     (4)
 Former President and Chief        2002        351,250      292,875        --     (4)
 Executive Officer of Arby's       2001        340,000      255,000        --     (4)

                                             LONG TERM COMPENSATION
                                -------------------------------------------------
                                      AWARDS          PAYOUTS
                                ------------------   ----------
                                    SECURITIES
                                    UNDERLYING          LTIP         ALL OTHER
 NAME AND PRINCIPAL POSITION    OPTIONS/SARS(#)(1)   PAYOUTS($)   COMPENSATION($)
 ---------------------------    ------------------   ----------   ---------------
Nelson Peltz .................       --                 --            13,000(5)
 Chairman and Chief Executive        350,000            --            12,500(5)
 Officer of Triarc                   250,000            --            10,200(5)

Peter W. May .................       --                 --            13,000(5)
 President and Chief Operating       175,000            --            12,500(5)
 Officer of Triarc                   125,000            --            10,200(5)

Brian L. Schorr ..............       --                 --            16,374(6)
 Executive Vice President and         30,000            --            15,874(6)
 General Counsel of Triarc            25,000            --            13,574(6)

Francis T. McCarron ..........       --                 --            13,000(5)
 Senior Vice President and            30,000            --            12,500(5)
 Chief Financial Officer of           40,000            --            10,200(5)
 Triarc

Jonathan P. May ..............       --                59,375         13,000(5)
 Senior Vice President --             30,000          137,500         12,500(5)
 Corporate Development of             25,000          206,250         10,200(5)
 Triarc and Chairman of Arby's

Michael C. Howe ..............       --               510,313(7)       6,000(5)
 Former President and Chief           30,000          292,875         12,500(5)
 Executive Officer of Arby's          25,000          280,500         10,200(5)

---------
(1) All stock option grants with respect to 2001 and 2002 were made pursuant to the 1998 Plan. To date, no equity-based incentive awards have been made with respect to 2003.

(2) Mr. May waived the right to receive $250,000 of his annual base salary during each of fiscal 2002 and 2003.

(3) The Company, pursuant to a security program established by the Board of Directors and administered by independent committees of the Board of Directors, requires Messrs. Peltz and May to use corporate aircraft for personal as well as business travel and encourages members of their families to use such aircraft when they travel. For fiscal 2003, excludes $322,454 that Mr. Peltz reimbursed the Company, representing the approximate cost to the Company relating to his personal non-commuting use of Company aircraft, and excludes $251,641 that Mr. May reimbursed
                                              (footnotes continued on next page)

(footnotes continued from previous page)

    the Company, representing the approximate cost to the Company relating to his personal use of Company aircraft. Includes approximate costs of:
    $132,376 (net of reimbursed costs), $594,845 and $1,067,559 for fiscal 2003, fiscal 2002 and fiscal 2001, respectively, for use of such aircraft by Mr. Peltz; and $486,937 and $542,540 for fiscal 2002 and fiscal 2001, respectively, for use of such aircraft by Mr. May. Also includes $96,545 for other transportation benefits and $40,000 for tax and financial planning services for Mr. May in fiscal 2003.

(4) Perquisites and other personal benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported under the headings of 'Salary' and 'Bonus.'

(5) Represents amounts contributed to a 401(k) plan by Triarc on behalf of the Named Officer.

(6) Includes $13,000, $12,500 and $10,200 contributed to a 401(k) plan by Triarc on behalf of Mr. Schorr in fiscal 2003, fiscal 2002 and fiscal 2001, respectively, and $3,374 of other compensation paid by Triarc in an amount equal to premiums for life insurance in each of fiscal 2003, fiscal 2002 and fiscal 2001.

(7) The bonus payment and LTIP payout made to Mr. Howe in respect of 2003 were made in accordance with the terms of a separation agreement entered into by Mr. Howe and Arby's. See Certain Employment Arrangements with Executive Officers.

CERTAIN EMPLOYMENT ARRANGEMENTS WITH EXECUTIVE OFFICERS

    Nelson Peltz and Peter W. May. Employment agreements were entered into by the Company and Messrs. Peltz and May, effective as of May 1, 1999. The agreements, which currently extend through April 30, 2009, provide for a five year term, unless otherwise terminated as provided therein, with automatic annual one year extensions unless either the Company or the executive gives written notice not later than 180 days preceding the date of any such extension that such party does not wish to extend the term. The agreements provide for annual base salaries of $1,400,000 per year for Mr. Peltz and $1,200,000 per year for Mr. May, subject to increase but not decrease from time to time. Mr. May has waived his right to receive $250,000 of his 2004 annual base salary. In addition, the executives will receive an annual bonus for each fiscal year at least equal to the Formula Bonus Award actually earned under the 1999 Executive Bonus Plan; provided that the Board of Directors (including the Performance Committee of the Board of Directors) may award Performance Goal Bonus Awards under the 1999 Executive Bonus Plan and additional bonuses in its discretion. In the event employment is terminated by the Company without 'cause,' or by the executive for 'good reason' (as each such term is defined in the agreements), or at the executive's option following a 'change of control,' the agreements provide that each executive will be entitled to receive within ten days of termination, among other things, an amount equal to the sum of: (i) the executive's then current base salary through the date of termination, any bonus amounts payable, and accrued vacation pay; (ii) the executive's then current base salary through the remainder of the employment term; (iii) five times the highest bonus as calculated under the agreements; and (iv) five times the sum of Company contributions paid or accrued on the executive's behalf to any defined contribution retirement plans during the year preceding termination. In addition, the executives will be entitled to receive a pro rata bonus for the year in which the termination occurs. 'Change of control' would generally include the following events: (i) a majority of the Company's directors being replaced; (ii) any 'person,' as defined in the Exchange Act, acquires

50% or more of the combined voting power of the Company's voting securities;
(iii) a sale of all or substantially all of the assets of the Company; (iv) a merger or similar transaction that requires stockholder approval, unless the Company's stockholders continue to own 50% or more of the combined voting power of the resulting entity's voting securities; (v) the Company's stockholders approve a plan of complete liquidation or dissolution of the Company; or
(vi) such other events as may be designated by the Board of Directors. Under the agreements, in the event that any benefit paid to Messrs. Peltz and May becomes subject to excise tax imposed under Section 4999 of the Internal Revenue Code, the Company will indemnify Messrs. Peltz and May so that after payment of such excise taxes, Messrs. Peltz and May will be in the same after-tax position as if no excise tax had been imposed. The agreements also provide that in the event that employment is terminated without 'cause' by the Company, by Messrs. Peltz or May for 'good reason,' or under other specified circumstances (including a change of control), all non-vested stock options and other non-vested stock or stock-based awards then owned by the executives will, subject to certain limitations, vest immediately and (i) subject to certain limitations, all of such awards granted on or after February 24, 2000 and (ii) all of the Company stock options granted before February 24, 2000 with an exercise price greater than $17.6875 per share (the closing price of the Company's common stock on such date), will remain exercisable until the earlier of one year following termination or the award's stated expiration date. In addition, the Company, pursuant to a security program established by the Board of Directors and administered by independent committees of the Board of Directors, authorized certain security measures for Messrs. Peltz and May and their immediate family members. The Company provides the security measures for the Company's benefit rather than as a personal benefit or perquisite for these executives. The costs of these services for Mr. Peltz were $222,775 in fiscal 2003, $225,625 in fiscal 2002 and $351,414 in fiscal 2001, and for Mr. May were $73,435 in fiscal 2003, $50,103 in fiscal 2002 and $53,148 in fiscal 2001.

    Brian L. Schorr. Mr. Schorr, the Company's Executive Vice President and General Counsel, is a party to an employment agreement with the Company entered into effective as of February 24, 2000. The agreement, which currently extends through February 24, 2007, provides for a three year term, unless otherwise terminated as provided therein, with automatic annual one year extensions unless either the Company or Mr. Schorr gives written notice not later than 180 days preceding the date of any such extension that such party does not wish to extend the term. The agreement provides for an annual base salary of $475,000 per year, subject to increase but not decrease from time to time. In addition, Mr. Schorr is eligible to receive bonuses during each of the Company's fiscal years from time to time as appropriate, in the sole discretion of the Company, and to participate in the 1999 Executive Bonus Plan. In the event employment is terminated by the Company without 'cause,' or by Mr. Schorr for certain specified reasons (including following a 'change of control' or for 'good reason'), the agreement provides that Mr. Schorr will be entitled to receive within ten days of termination, among other things, an amount equal to the sum of: (i) Mr. Schorr's then current base salary through the date of termination, any bonus amounts payable, accrued vacation pay, and two and one-half times the sum of Company contributions paid or accrued on Mr. Schorr's behalf to any defined contribution retirement plans during the year preceding termination;
(ii) Mr. Schorr's then current salary through the remainder of the employment term (but in no event for more than two and one-half years); and (iii) two and one-half times the highest bonus, as calculated under the agreement. In addition, Mr. Schorr will be entitled to receive a pro rata bonus for the year in which the termination occurs. Under the agreement, in the event that any benefit paid to Mr. Schorr becomes subject to excise tax imposed under Section 4999 of the Internal Revenue Code, the Company will indemnify Mr. Schorr so that after payment of such excise taxes, Mr. Schorr will be in the same after-tax position as if no excise tax had been imposed.

The agreement also provides that in the event that employment is terminated without 'cause' by the Company, or by Mr. Schorr for certain specified reasons (including following a 'change of control' or for 'good reason'), all non-vested stock options and other non-vested stock or stock-based awards of the Company or any subsidiary then owned by Mr. Schorr will, subject to certain limitations, vest immediately and (i) all of such awards granted on or after February 24, 2000 and (ii) all of the Company stock options granted before February 24, 2000 with an exercise price greater than $17.6875 per share (the closing price of the Company's common stock on such date), will remain exercisable until the earlier of one year following termination or the award's stated expiration date.


    Jonathan P. May. Mr. May entered into a separation agreement with the Company on April 19, 2004. Effective as of April 30, 2004, Mr. May will resign as an officer and employee of the Company, as Chairman of Arby's and as an officer and director of all other subsidiaries of the Company. Pursuant to the agreement, Mr. May will receive his base salary through April 30, 2004. Following such date, Mr. May has agreed to serve as a consultant, on a part-time non-exclusive basis, to the Company during the period from May 1, 2004 through December 31, 2004 and in consideration for such services will receive semi-monthly payments of $10,417 during such period. Pursuant to the agreement, Mr. May will be entitled to receive a pro-rata bonus with respect to fiscal 2004. In addition, Package Options (as defined below) to purchase 28,334 shares of Class A Common Stock and 56,668 shares of Class B Common Stock previously granted to Mr. May that will not have vested by their own terms as of April 30, 2004 will be vested effective as of such date and remain exercisable by Mr. May until April 30, 2005.


    Michael C. Howe. Mr. Howe entered into a separation agreement with Arby's effective as of December 26, 2003. Effective as of such date, Mr. Howe resigned as an officer, director and employee of Arby's and all other subsidiaries of the Company. Pursuant to such agreement, Mr. Howe received his base salary through December 26, 2003. Following such date, Mr. Howe is entitled to receive (i) his annual base salary in effect as of December 26, 2003, payable in semi-monthly installments for a period of twelve months and (ii) commencing twelve months after December 26, 2003, his annual base rate of salary in effect as of December 26, 2003, payable in semi-monthly installments for a period of twelve months, subject, in the case of the payments referred to in this clause (ii), to offset by any compensation earned during such twelve month period by Mr. Howe from any new employer. Mr. Howe is also entitled to continue to receive his car allowance at the rate in effect as of December 26, 2003, payable in semi-monthly installments for a period of six months. Pursuant to the agreement, Mr. Howe received his annual target incentive bonus ($266,250) for services performed during Arby's fiscal year ended December 28, 2003 and the following payments under the Mid-Term Plan: $252,938 with respect to the 2001-2003 cycle; $177,500 with respect to the 2002-2004 cycle; and $79,875 with respect to the 2003-2005 cycle. In addition, all of the stock options granted to Mr. Howe that had vested as of December 26, 2003 remained exercisable until March 25, 2004 in accordance with the terms of the Company's equity participation plans. In addition, options to purchase 28,334 shares of Class A Common Stock and 56,668 shares of Class B Common Stock issued to Mr. Howe that had not vested by their own terms as of December 26, 2003 were vested effective as of such date and remain exercisable by Mr. Howe until December 26, 2004. The separation agreement supercedes Mr. Howe's employment agreement dated as of August 1, 1999.

    1999 EXECUTIVE BONUS PLAN

    The Company's 1999 Executive Bonus Plan is designed to provide incentive compensation for designated executive officers and key employees of the Company and its subsidiaries that is directly related to the financial performance of the Company. The plan was approved by the Company's stockholders on September 23, 1999. The 1999 Executive Bonus Plan, which became effective as of May 3, 1999, provides for two types of bonuses to be awarded to designated participants: 'Formula Bonus Awards' and 'Performance Goal Bonus Awards'. Formula Bonus Awards are based solely on the Company's financial performance using certain predetermined earnings and capitalization related criteria outlined in the plan. Performance Goal Bonus Awards are based on the Company (or operating units of the Company) achieving certain specific levels of performance with reference to one or more objective criteria outlined in the 1999 Executive Bonus Plan. Performance bonus award targets are established annually by the Performance Committee, based on specific categories of criteria set forth in the 1999 Executive Bonus Plan. Such criteria include the successful completion of acquisitions, dispositions, recapitalizations, financings and refinancings, return on the Company's investment portfolio and other market and operating performance measures, including, among other things, earnings per share, market share, margins, productivity improvement and stock price. The Performance Committee establishes the performance goals as to each participant for each plan year and, if more than one performance goal is established, the weighting of the performance goals. Messrs. Peltz and May are eligible to receive Formula Bonus Awards and each of Messrs. Peltz, P. May, Garden, Schorr, McCarron and J. May has, and one other Company executive has, been designated by the Performance Committee as being eligible to receive a Performance Goal Bonus Award under the 1999 Executive Bonus Plan for plan year 2004. Performance Goal Bonus Awards may not exceed $5,000,000 to any single participant for any plan year. The Performance Committee may, in its sole and absolute discretion, adjust or modify the calculation of the performance goals in certain circumstances. In addition, the 1999 Executive Bonus Plan provides that the Performance Committee may reduce or eliminate a Performance Goal Bonus Award even if certain performance goals have been achieved if the Performance Committee, in its sole discretion, determines to do so. The Performance Committee may also amend, suspend, or terminate the 1999 Executive Bonus Plan or any portion thereof at any time; provided that no such amendment or alteration shall be made that would impair the rights of any participant without the participant's consent. Payments of awards under the 1999 Executive Bonus Plan are intended to be exempt from the tax deduction limitation of Section 162(m) of the Internal Revenue Code, which generally limits deductions for compensation paid to senior executive officers to $1,000,000 per year. In order for the Company to continue to benefit from these deductions, the material terms of the performance goal must be disclosed and re-approved by stockholders no later than five years after stockholder approval was first received if the committee administering the plan has the authority to change the targets under a performance goal after stockholder approval of the goal. Therefore, the Board of Directors is recommending that the stockholders re-approve the material terms of the performance goals applicable to the Performance Goal Bonus Awards portion of the 1999 Executive Bonus Plan, as described further in Proposal 3 below.

    CASH INCENTIVE PLANS

    Arby's has an annual cash incentive plan (the 'Annual Incentive Plan') and a mid-term cash incentive plan (the 'Mid-Term Incentive Plan') for executive officers and key employees, including Messrs. Jonathan May (through 2002, with respect to the Annual Incentive Plan and 2003, with respect to the Mid-Term Incentive Plan) and Michael Howe (through 2003).

    The Annual Incentive Plan is designed to provide annual incentive awards to participants, with amounts payable being linked to whether Arby's has met certain pre-determined financial goals and the performance of the participant during the preceding year. Under the Annual Incentive Plan, participants may receive awards of a specified percentage of their then current base salaries, which percentage varies depending upon the level of seniority and responsibility of the participant. Such percentage is set by the company's management in consultation with management of Triarc. The board of directors of Arby's, in consultation with management of Triarc and the Compensation Committee of the Triarc Board of Directors, may elect to adjust awards on a discretionary basis to reflect the relative individual contribution of the executive or key employee, to evaluate the 'quality' of the company's earnings or to take into account external factors that affect performance results. The board of directors of Arby's may also decide that multiple performance objectives related to the company's and/or the individual's performance may be appropriate and in such event, such factors would be weighted in order to determine the amount of the annual incentive awards. The Annual Incentive Plan may be amended or terminated at any time.

    Under the Mid-Term Incentive Plan, incentive awards are granted to participants if Arby's achieves an agreed upon profit over a three year performance cycle. During each plan year, an amount is accrued for each participant based upon the amount by which the company's profit for such year exceeds a certain minimum return. A new three-year performance cycle begins each year, such that after the third year the annual cash amount paid to participants pursuant to the Mid-Term Incentive Plan should equal the target award if Arby's profit goals have been achieved for the full three-year cycle. Except as may otherwise be set forth in a participant's employment agreement, the board of directors of Arby's, together with Triarc's management and the Compensation Committee of the Board of Directors, may adjust an individual's award, upward or downward, based upon an assessment of the individual's relative contribution to the company's longer-term profit performance. The Mid-Term Incentive Plan may be amended or terminated at any time.

    DISCRETIONARY BONUSES

    From time to time, the Compensation Committee of the Board may award discretionary or special bonuses or deferred compensation based on performance to certain executive officers. The amounts of such bonuses or deferred compensation will be based on the Compensation Committee's evaluation of each such individual's contribution.

    DEFERRAL PLAN FOR SENIOR EXECUTIVE OFFICERS OF TRIARC COMPANIES, INC.

    The Deferral Plan for Senior Executive Officers of Triarc Companies, Inc. (the 'Deferral Plan') was approved by the Compensation Committee of the Board of Directors effective December 14, 2000. Pursuant to the Deferral Plan, the Company establishes one or more bookkeeping accounts to reflect bonuses awarded to participants the payment of which has been deferred. These accounts are adjusted from time to time for earnings and investment gains and losses. Deferred bonus accounts for each participant are deemed invested in certain approved investments selected by the participant or an investment manager chosen by the Company and reasonably acceptable to the participant. The Company may replicate any deferred bonus account in a trust, in which event the value of the deferred bonus account on the books of the Company will be equal to the value of the actual approved investments related to such account in the trust. A participant may receive the value of a deferred bonus account, in cash or approved investments, or any combination thereof, from the Company upon the earliest of: (i) the first business day in January of the fourth calendar year following the calendar year in which the related bonus was awarded to the participant; (ii) no later than five business days following the participant's 'separation from service' (as defined in the Deferral Plan); and (iii) such time as the payment would be deductible by the Company for Federal income tax purposes without regard to the limitation of Section 162(m) of the Internal Revenue Code. On or before the June 30 preceding the payment date specified in clause (i) above, a participant may elect to defer such date for up to three additional whole years. A participant may make such an election more than one time. Although a participant is at all times fully vested in his or her deferred bonus accounts, participants have the status of general unsecured creditors of the Company with respect to the Company's obligation to make payment to them under the Deferral Plan and any assets contained in a trust formed under the Deferral Plan are subject to claims by creditors of the Company. Deferred bonus accounts have been established for Messrs. Peltz and May and the Company has established grantor trusts with a financial institution for the purpose of paying amounts due to Messrs. Peltz and May under the Deferral Plan.

    EQUITY OR PROFITS INTEREST AWARDS

    In 1997, the Company established the Snapple Beverage Group, Inc. 1997 Stock Option Plan, and pursuant to that plan awarded options to executives of the Company and to its subsidiaries to acquire shares of Snapple Beverage Group, Inc., a subsidiary of the Company. That plan terminated in 2000 when the Triarc Beverage Group was sold. The Compensation Committee and/or the Performance Committee may, from time to time in the future, consider awarding certain executive officers of the Company and its subsidiaries equity or profits interests in subsidiaries of the Company in order to motivate such executives to achieve the Company's business objectives.

EQUITY PARTICIPATION PLAN INFORMATION

    In connection with the dividend of the Class B Common Stock that was declared in August 2003 (the 'Stock Dividend'), each stock option outstanding under our equity participation plans as of August 21, 2003 was adjusted so as to become exercisable for a package (the 'Package Options') consisting of one share of Class A Common Stock and two shares of Class B Common Stock. All stock options that were granted during 2003 following the distribution of the Class B Common Stock are exercisable each for one share of Class B Common Stock (the 'Class B Options').

    The following table gives information about our equity participation plans as of December 28, 2003.

                                               (A)                       (B)                  (C)                    (D)
                                                                                           NUMBER OF              NUMBER OF
                                                                                            CLASS A                CLASS B
                                                                                             SHARES                 SHARES
                                                                                           REMAINING              REMAINING
                                                                                         AVAILABLE FOR          AVAILABLE FOR
                                                                  WEIGHTED-AVERAGE      FUTURE ISSUANCE        FUTURE ISSUANCE
                                                                  EXERCISE PRICE OF       UNDER EQUITY           UNDER EQUITY
                                   NUMBER OF SECURITIES TO BE        OUTSTANDING          COMPENSATION           COMPENSATION
                                      ISSUED UPON EXERCISE            OPTIONS,          PLANS (EXCLUDING       PLANS (EXCLUDING
                                     OF OUTSTANDING OPTIONS         WARRANTS AND      SECURITIES REFLECTED   SECURITIES REFLECTED
         PLAN CATEGORY                 WARRANTS AND RIGHTS             RIGHTS            IN COLUMN (A))         IN COLUMN (A))
         -------------                 -------------------             ------            --------------         --------------
Equity compensation plans
 approved by security
 holders(1)....................  7,371,832 Package Options (2)        $ 20.84              4,976,000(3)           9,748,000(3)
                                   204,000 Class B Options            $ 11.25
Equity compensation plans not
 approved by security
 holders(4)....................    197,587 Package Options (2)        $ 23.3825                    0                      0
   Total.......................  7,569,419 Package Options (2)        $ 20.91              4,976,000(3)           9,748,000(3)
                                   204,000 Class B Options            $ 11.25

---------

(1) 1993, 1998 and 2002 Equity Participation Plans

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(2) Each Package Option is exercisable for one share of Class A Common Stock and two shares of Class B Common Stock.

(3) Includes securities issuable to directors as fees in lieu of cash.

(4) 1997 Equity Participation Plan

    1993 EQUITY PARTICIPATION PLAN

    The 1993 Plan provided for the grant of options to purchase Class A Common Stock, stock appreciation rights ('SARs'), restricted shares of Class A Common Stock and, to non-employee directors of Triarc, at their option, shares of Class A Common Stock in lieu of annual retainer fees and/or Board of Directors or committee meeting attendance fees ('Fees') that would otherwise be payable in cash. Directors, selected officers and key employees of, and key consultants to, Triarc and its subsidiaries were eligible to participate in the 1993 Plan. A maximum of 10,000,000 shares of Class A Common Stock (subject to certain adjustments) were authorized to be delivered by the Company pursuant to options, SARs and restricted shares granted under the 1993 Plan. The term during which awards could be granted under the 1993 Plan expired on April 24, 1998. As a result of the Stock Dividend, all outstanding options under the 1993 Plan at August 21, 2003 were adjusted so as to be exercisable for one share of Class A Common Stock and two shares of Class B Common Stock (i.e., Package Options). As of April 13, 2004, Package Options to acquire a total of 4,085,500 shares of Class A Common Stock and 8,171,000 shares of Class B Common Stock were outstanding under the 1993 Plan. The 1993 Plan is administered by the Performance Committee.

    1997 EQUITY PARTICIPATION PLAN

    The 1997 Equity Participation Plan (the '1997 Plan') was approved by the Executive Committee of the Board of Directors on December 11, 1997 and provided for the granting of stock options to purchase shares of Class A Common Stock. Participants in the 1997 Plan were limited to selected key employees and consultants of Triarc, its subsidiaries and affiliates who are important to the success and growth of the Company, its subsidiaries and affiliates, but who were not 'directors,' 'executive officers' or 'officers' of Triarc. A maximum of 500,000 shares of Class A Common Stock were authorized to be issued under the 1997 Plan. The term during which options could be granted under the 1997 Plan expired on December 11, 2002. As a result of the Stock Dividend, all outstanding options under the 1997 Plan at August 21, 2003 were adjusted so as to be exercisable for one share of Class A Common Stock and two shares of Class B Common Stock (i.e. Package Options). As of April 13, 2004, Package Options to acquire a total of 132,001 shares of Class A Common Stock and 264,002 shares of Class B Common Stock, were outstanding under the 1997 Plan. The 1997 Plan is administered by the Compensation Committee.

    1998 EQUITY PARTICIPATION PLAN

    The 1998 Plan was approved by the Board of Directors on March 10, 1998 and was approved by the Company's stockholders on May 6, 1998. The 1998 Plan replaced the 1993 Plan pursuant to which awards could no longer be granted after April 24, 1998. The 1998 Plan provides for the granting of stock options, SARs and restricted stock to officers and key employees of, and consultants to, Triarc and its subsidiaries and affiliates. The 1998 Plan provides for automatic awards of options to non-employee directors of Triarc and permits non-employee directors to elect to receive all or a portion of their Fees in shares of Class A Common Stock. A maximum of 5,000,000 aggregate shares of Class A Common Stock (subject to certain adjustments) were authorized to be delivered on the exercise of options or SARs or upon a director's election to receive Fees in Triarc shares pursuant to the 1998 Plan. The term during which awards could be granted under the 1998 Plan expired on April 30, 2003. As a result of the Stock Dividend, all outstanding options under the 1998 Plan at August 21, 2003 were adjusted so as to be exercisable for one share of Class A Common Stock and two shares of Class B Common Stock (i.e., Package Options). As of April 13, 2004, Package Options to acquire a total of 2,858,001 shares of Class A Common Stock and 5,716,002 shares of Class B Common Stock were outstanding under the 1998 Plan. The 1998 Plan is administered by the Performance Committee.

    2002 EQUITY PARTICIPATION PLAN

    The 2002 Equity Participation Plan (the '2002 Plan') was approved by the Board of Directors on April 25, 2002 and was approved by the Company's stockholders on June 4, 2002. The 2002 Plan provides for the granting of stock options, SARs and restricted stock to officers, key employees of, and consultants to, the Company and its subsidiaries and affiliates. The 2002 Plan also provides for automatic awards of options to non-employee directors of the Company and permits non-employee directors to elect to receive all or a portion of their Fees, in shares of Class A Common Stock. Subject to certain anti-dilution adjustments, a maximum of 5,000,000 aggregate shares of Class A Common Stock and 10,000,000 aggregate shares of Class B Common Stock may be granted as restricted shares or to be delivered on the exercise of options or SARs or upon a director's election to receive Fees in Triarc shares pursuant to the 2002 Plan. In addition, the maximum number of shares of Class A Common Stock that may be granted as restricted shares, options or SARs to any individual in a calendar year is 1,000,000 shares. The 2002 Plan replaces the 1997 Equity Participation Plan, the term during which options may be granted thereunder expired on December 11, 2002, and the 1998 Equity Participation Plan, the term during which options may be granted thereunder expired on April 30, 2003. As a result of the Stock Dividend, all outstanding options under the 2002 Plan at August 21, 2003 were adjusted so as to be exercisable for one share of Class A Common Stock and two shares of Class B Common Stock (i.e., Package Options). As of April 13, 2004, (i) Package Options to acquire a total of 24,000 shares of Class A Common Stock and 48,000 shares of Class B Common Stock, (ii) 15,000 options to acquire shares of Class A Common Stock and (iii) 384,000 Class B Options were outstanding under the 2002 Plan. The 2002 Plan is administered by the Performance Committee. The term during which awards may be granted under the 2002 Plan will expire on June 4, 2012.

    OPTIONS GRANTED IN FISCAL 2003

    No stock options were granted to any of the Named Officers in fiscal 2003.

    OPTION VALUES AT END OF FISCAL 2003

    The following table sets forth certain information concerning each exercise of options by the Named Officers during fiscal 2003, as well as the value as of December 28, 2003 of unexercised in-the-money options granted to the Named Officers and outstanding as of the end of fiscal 2003.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                  NUMBER OF SECURITIES UNDERLYING
                                                                   OPTIONS AT FISCAL YEAR-END(#)
                         SHARES ACQUIRED                    -------------------------------------------
                         ON EXERCISE(1)         VALUE            EXERCISABLE           UNEXERCISABLE
                       -------------------     REALIZED     ---------------------   -------------------
        NAME           CLASS A     CLASS B      ($)(2)       CLASS A     CLASS B    CLASS A     CLASS B
        ----           -------     -------      ------       -------     -------    -------     -------
Nelson Peltz.........        (4)          (4)      -0-(4)   3,208,333   6,416,666   316,667     633,334
Peter W. May.........        (4)          (4)      -0-(4)   2,016,666   4,033,332   158,334     316,668
Brian L. Schorr......     -0-          -0-         -0-        173,332     346,664    28,334      56,668
Francis T. McCarron..  50,000      100,000     836,569         86,666     173,332    33,334      66,668
Jonathan P. May......  32,000       28,000     548,342        146,666     293,332    28,334      56,668
Michael C. Howe......     -0-          -0-         -0-        198,500     397,000         0(5)        0(5)


                          VALUE OF UNEXERCISED
                          IN-THE-MONEY OPTIONS
                        AT FISCAL YEAR-END($)(3)
                       ---------------------------
        NAME           EXERCISABLE   UNEXERCISABLE
        ----           -----------   -------------
Nelson Peltz.........  41,129,080      1,913,670
Peter W. May.........  26,430,287        956,838
Brian L. Schorr......   1,846,835        173,272
Francis T. McCarron..     698,916        212,072
Jonathan P. May......   1,510,891        173,272
Michael C. Howe......   2,126,441              0(5)

---------

(1) Each of the options exercised in 2003 by Messrs. Peltz, Peter May and McCarron was a Package Option. In 2003, Mr. Jonathan May exercised 18,000 options to acquire shares of Class A Common Stock prior to the Stock Dividend and 14,000 Package Options subsequent to the Stock Dividend.

(2) This amount is the aggregate of the market value of one share Class A Common Stock and two shares of Class B Common Stock at the time each stock option was exercised minus the exercise price for that option.

(3) Each of the options held by the Named Officers at December 28, 2003 was a Package Option. This amount is the aggregate of the market value on December 26, 2003 (the last trading day during fiscal 2003) of the one share of Class A Common Stock and two shares of Class B Common Stock under the options minus the exercise price of the options. On December 26, 2003 the closing prices of Class A Common Stock and Class B Common Stock on the New York Stock Exchange were $11.06 and $10.65 per share, respectively.

(4) On April 23, 2003, Messrs. Peltz and May exercised options to acquire 600,000 shares of Class A Common Stock and 400,000 shares of Class A Common Stock, respectively. Payment of the exercise price for such options were made through the use of shares of Triarc Class A Common Stock owned by Messrs. Peltz and May. Delivery to Mr. Peltz of 216,477 shares of Class A Common Stock and to Mr. May of 144,318 shares of Class A Common Stock issuable upon such exercise was deferred pursuant to procedures adopted by the Performance Committee in November 2002 and were delivered to deferral trusts established to hold these shares pending future delivery of such shares to Messrs. Peltz and May. In connection with the Stock Dividend, two shares of Class B Common Stock were distributed with respect to each such share of Class A Common Stock held by the deferral trusts. See 'Long-Term Incentive Compensation' and 'CEO and COO Compensation Arrangements' in the Executive Compensation Report of the Compensation Committee and Performance Compensation Subcommittee above.

(5) All of Mr. Howe's options vested in December 2003 in accordance with the terms of his separation agreement. See 'Certain Employment Agreements with Executive Officers -- Michael C. Howe' above.

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

    No awards were made during fiscal 2003 to any Named Officer, other than Mr. Howe, pursuant to any long-term incentive plan, including the Mid-Term Incentive Plan. Pursuant to the terms of his separation agreement, in March 2004 that award was vested and Mr. Howe received a payment of

$79,875 in respect of the 2003-2005 cycle. Payments for prior award cycles pursuant to the Mid-Term Incentive Plan were made to Mr. Jonathan May and Mr. Howe during fiscal 2003 and are reflected in the Summary Compensation Table. For additional information regarding the Mid-Term Incentive Plan, see ' -- Cash Incentive Plans' above. For information regarding payments made to Mr. Howe under the Mid-Term Incentive Plan, see 'Certain Employment Arrangements with Executive Officers -- Michael C. Howe' above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Levato was appointed to the Compensation Committee of the Board of Directors in July 1997. Mr. Levato has been a director of the Company since July 1996 and retired as Executive Vice President and Chief Financial Officer of the Company in August 1996. Mr. Levato is not a member of the Performance Committee.

                            AUDIT COMMITTEE REPORT*

    In accordance with its written charter, the Audit Committee assists the Board in oversight of the accounting, auditing, and financial reporting practices of the Company. The Audit Committee consists of three independent members (as independence is defined by the rules of the New York Stock Exchange). The Company's management is responsible for the financial reporting process and for preparing the Company's financial statements and the Company's outside auditors are responsible for performing an independent audit of such financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors that the financial statements have been prepared in conformity with generally accepted accounting principles.

    In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 28, 2003 with management and Deloitte & Touche LLP, the Company's independent auditors. The Audit Committee also discussed with Deloitte & Touche all matters required to be discussed by Statement on Auditing Standards No. 61, 'Communication with Audit Committees,' as amended, and, with and without management present, discussed and reviewed the results of Deloitte & Touche's examination of the Company's financial statements.

    The Audit Committee received from Deloitte & Touche a written statement regarding all relationships between Deloitte & Touche and the Company that might bear on the Deloitte & Touche's independence consistent with Independence Standards Board Standard No. 1, 'Independence Discussions with Audit Committees,' as amended. The Audit Committee discussed with Deloitte & Touche any relationships that may have an impact on their objectivity and independence and satisfied itself as to Deloitte & Touche's independence. The Audit Committee also considered whether the provision of services by Deloitte & Touche to the Company not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company's Forms 10-Q is compatible with maintaining Deloitte & Touche's independence.

    Based on the above-mentioned review and discussions with management and Deloitte & Touche, and subject to the limitations on the role of the Audit Committee and the Audit Committee's responsibility described above and in the Audit Committee's written charter, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2003.

The Audit Committee:

Raymond S. Troubh (Chairman)
Joseph A. Levato
David E. Schwab II

---------
* This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference into such other filing.

STOCK PRICE PERFORMANCE GRAPH(*)

                             TRIARC COMPANIES, INC.
                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN:
              TRIARC VS. S&P 500 INDEX AND S&P SMALL CAP 600 INDEX

    The following graph compares the cumulative five year total return of Triarc's Class A Common Stock, and the total return of Triarc's Class B Common Stock since its initial issuance in September 2003, with the S&P 500 Index and the S&P Small Cap 600 Index (the 'Peer Group'). The Peer Group has been selected because the Company does not believe it can reasonably identify a peer group comprised of publicly-traded companies focused, during the applicable period, on non-alcoholic beverages and restaurants that are comparable to the Company in terms of revenues or product mix. Accordingly, the Company has chosen the Peer Group on the basis of comparing the Company's performance to that of the companies with similar market capitalizations comprising the S&P Small Cap 600 Index. The stockholders' returns set forth below assume an initial investment of $100 and that all dividends have been reinvested.

                                  [GRAPHIC]

                                              S&P
            TRIARC     TRIARC      S&P     SMALLCAP
YEARS       COS INC    COS INC     500        600
ENDING       -CL A      -CL B     INDEX      INDEX
------      -------    -------    -----    --------
DEC98        100        000        100        100
DEC99        116        000        121        112
DEC00        153        000        110        126
DEC01        153        000         97        134
DEC02        165        000         76        114
SEP03        201        100         89        145
DEC03        244        101         97        159

---------
(*) The stock price performance graph does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates the stock price performance graph by reference into such other filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company currently owns approximately 9.1% of the outstanding common stock of Encore Capital Group, Inc. (formerly known as MCM Capital Group, Inc.) ('Encore'). Encore is a financial services company specializing in the collection, restructuring, resale and securitization of receivable portfolios acquired at deep discounts. On January 12, 2000 the Company entered into a guaranty (the 'Note Guaranty') of $10,000,000 principal amount (reduced to $6,698,000 in April 2003) of senior notes maturing 2007 (the 'Encore Notes') issued by Encore to a major financial institution in consideration of a fee of $200,000 and warrants to purchase 100,000 shares of Encore common stock at $.01 per share with an estimated fair value on the date of grant of $305,000. In connection with a public offering by Encore in October 2003, the Company exercised all of such warrants. Encore repaid all of the Encore Notes with proceeds from the public offering and the Note Guaranty has been terminated. Certain officers of the Company, including entities controlled by them and immediate family members, collectively own 24.5% of the outstanding common stock of Encore as of April 1, 2004. In addition to the Note Guaranty, the Company and certain other stockholders of Encore, including certain of the officers of the Company referred to above, on a joint and several basis, entered into guaranties (the 'Bank Guaranties') and certain related agreements to guarantee up to $15,000,000 (reduced to $5,000,000 in April 2003) of revolving credit borrowings of a subsidiary of Encore. The bank line of credit was terminated on October 14, 2003 and the Bank Guaranties have been terminated.

    During 2002, the Company, entities affiliated with Messrs. Peltz, Peter May and Jonathan May, certain other officers of the Company, including Messrs. Schorr and Rosen, and other significant stockholders of Encore invested in newly issued convertible preferred stock of Encore (the 'Encore Preferred Stock'). The Company invested $873,000, affiliates of Mr. Peltz invested approximately $936,000, an affiliate of Mr. Peter May invested approximately $210,000 and an affiliate of both Messrs. Peter May and Jonathan May invested approximately $210,000, of the aggregate $5,000,000 of Encore Preferred Stock issued. The $5,000,000 of Encore Preferred Stock issued was convertible into an aggregate of 10,000,000 shares of Encore common stock. Pursuant to an agreement between Encore and the holders of the Encore Preferred Stock, all of the Encore Preferred Stock was converted into 10,000,000 shares of Encore's common stock simultaneously with the closing of the public offering of Encore's common stock on October 1, 2003. The holders of the Encore Preferred Stock were paid accrued dividends to the conversion date in accordance with the terms of the Encore Preferred Stock, but did not pay or receive any other consideration in connection with the conversion. In connection with the Encore public offering, certain selling stockholders, including a subsidiary of the Company, entities affiliated with Messrs. Peltz, Peter May and Jonathan May, and certain officers of the Company, including Mr. Garden and Mr. Schorr, sold an aggregate of 2,750,000 shares of Encore common stock. Pursuant to such sale, before commissions, the Company received $4,169,469, entities affiliated with Mr. Peltz received $4,335,870, entities affiliated with Mr. Peter May (other than the entity affiliated with Mr. Jonathan May) received $1,000,505, the entity affiliated with Mr. Jonathan May received $1,000,505, Mr. Garden received $119,658 and Mr. Schorr received $56,694.

    In October 2002, the Company made a restricted stock award of 90,000 shares of Encore Common Stock owned by it to an officer of the Company, other than one of the Company's executive officers, who began serving on Encore's board of directors. Such award reduced the Company's then current ownership of Encore Common Stock by 1.2% to 7.2%. The award vests over a three year period from the date of grant and the first one-third of the grant vested in October 2003.

    As part of its overall retention efforts, the Company has provided certain of its officers and employees with the opportunity to co-invest in some of the investment opportunities available to the Company. In connection therewith, prior to the enactment of the Sarbanes-Oxley Act of 2002, the Company advanced a portion of the funds for the purchases by certain of its officers and employees in four co-investments, EBT Holding Company, LLC ('EBT'), 280 KPE Holdings, LLC ('280 KPE'), K12 Inc. and 280 BT Holdings LLC. In connection with these four investments, the Company received notes due the Company in the original face amount of $4,046,000, in the aggregate (of which $1,959,776 was outstanding as of April 1, 2004), of which one-half of the principal amount of these notes (or $979,888 as of April 1, 2004), is non-recourse. The notes bear interest at the prime rate adjusted annually. During 2003, the largest outstanding principal amount owed to the Company by Messrs. Peltz, Peter May and Schorr pursuant to the notes was $1,069,866, $979,377 and $60,108, respectively, in connection with these investments (of which $888,888, $888,888 and $40,000, respectively, was outstanding as of April 1, 2004). In March 2002, the loans related to the investment in 280 KPE became due. In accordance with the terms of such notes, each of the executives repaid, in full, the recourse portion of such executive's note (plus interest thereon) and the non-recourse portion of such notes (approximately $72,352 for Mr. Peltz, $36,176 for Mr. May and $10,853 for Mr. Schorr) were forgiven. In addition, in March 2003, the loans related to the investment in EBT became due. In accordance with the terms of such notes, each of the executives repaid, in full, the recourse portion of such executive's note (plus interest thereon) and the non-recourse portion of such notes (approximately $90,489 for Mr. Peltz, $45,245 for Mr. May and $10,054 for
Mr. Schorr) were forgiven. In connection with the foregoing, each of the executives transferred to Triarc all of their right, title and interest in and to of such executive's membership interest in 280 KPE (67.11% of such interest, in the case of Messrs. Peltz and May) and 100% of such executive's membership interest in EBT. Under the Sarbanes-Oxley Act of 2002, the Company may not make any new loans to its executive officers and the Company's co-investment policy no longer permits loans.

    In connection with the court-approved settlement of the Malekan litigation, described in 'Item 3. Legal Proceedings' in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, Messrs. Peltz and May delivered a Promissory Note in the aggregate principal amount of $5,000,000, dated as of April 1, 2000. The third and final installment of the note was repaid in full by Messrs. Peltz and May on March 31, 2003.

    Mr. Peter May and the Company's wholly-owned subsidiary, Sybra, Inc., have an interest in a franchisee that owns an Arby's restaurant. That franchisee is a party to a standard Arby's franchise license agreement and pays to Arby's fees and royalty payments that unaffiliated third-party franchisees pay. Mr. May acquired his interest in the franchisee prior to the acquisition by the Company of Sybra in December 2002. Under an arrangement that pre-dated the Sybra acquisition, Mr. May contributed all of the capital in the franchisee and Sybra manages the restaurant for the franchisee. Under the pre-existing arrangement, Sybra agreed to waive its management fee until Mr. May's capital is returned.


    Andrew Peltz, a son of the Company's Chairman and Chief Executive Officer, was employed by the Company from January 18, 1999 to March 31, 2003, most recently as the Company's Vice President -- Investment Services. Mr. Peltz was paid an aggregate salary and bonus of $112,500 for his services during fiscal 2003. Such aggregate cash compensation was approved by the Compensation Committee. In addition, at the request of Messrs. Nelson Peltz and Peter May, the Company has engaged Mr. Peltz as investment manager for the deferred bonus accounts established for Nelson Peltz and Peter May under the Deferral Plan (described above). Under this arrangement, which may be terminated by the Company at any time, the Company pays Mr. Peltz a fee (approximately 1% per annum) based on the value, at the end of each month, of the trusts established with respect to the liabilities to Mr. Nelson Peltz and Mr. May pursuant to the Deferral Plan. Messrs. Peltz and May will ultimately bear the cost of such fees ($210,999 with respect to 2003) through a concurrent reduction of their deferred bonus accounts. In addition, since February 1, 2004, the Company has been renting office space on a month to month basis to an affiliate of Andrew Peltz. Such affiliate pays rent (which includes all utilities and other charges) for the space in an amount equal to base rent paid by the Company for such space (approximately $875 per month). Mr. Edward Garden, a son-in-law of the Company's Chairman and Chief Executive Officer, is an Executive Vice President of Triarc. Mr. Garden commenced his employment with the Company on July 1, 2003 and received an aggregate base salary and bonus of $525,000 for his services during fiscal 2003. Mr. Garden also was awarded options to acquire 150,000 shares of Class B Common Stock. Such aggregate cash compensation was approved by the Compensation Committee and the stock option award was approved by the Performance Committee.


    During fiscal 2003, the Company made a charitable contribution of $100,000 to the Intrepid Museum Foundation 'Fallen Heroes Fund.' Mr. Peltz is a trustee of the Intrepid Museum Foundation.

                                  PROPOSAL 2.

            AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

INTRODUCTION

    Article IV of the Company's Certificate of Incorporation currently provides that the total number of shares of capital stock which the Company is authorized to issue is three hundred million (300,000,000), of which one hundred million (100,000,000) are shares of Class A Common Stock, par value ten cents ($.10) per share (the 'Class A Common Stock'), one hundred million (100,000,000) are shares of Class B Common Stock, par value ten cents ($.10) per share (as used in this Proposal 2, the 'Class B Common Stock'), and one hundred million (100,000,000) are shares of Preferred Stock, par value ten cents ($.10) per share (the 'Preferred Stock'). No shares of Preferred Stock are currently outstanding.

    At the Meeting, the Company's stockholders are being asked to consider and vote upon a proposal to approve an amendment, in the form attached hereto as Annex B (the 'Amendment'), to Article IV of the Company's Certificate of Incorporation that would (i) increase the total number of shares of capital stock which the Company has authority to issue to three hundred fifty million (350,000,000) shares and (ii) increase the total number of authorized shares of Class B Common Stock to one hundred fifty million (150,000,000) shares.

    The Board of Directors believes that the authorization of additional shares of Class B Common Stock will provide added flexibility in raising capital and in responding to future acquisition opportunities and has approved, and unanimously recommends that the stockholders of the Company approve, the Amendment.

REQUIRED VOTE

    Approval of the Amendment requires the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of Class A Common Stock and holders of the outstanding shares of Class B Common Stock voting together as a single class.

DESCRIPTION OF THE AMENDMENT

    The full text of Article IV as proposed to be amended is set forth as Annex B to this Proxy Statement and is incorporated herein by reference. The following summary should be read in conjunction with, and is qualified in its entirety to reference to, Annex B.

    1. The Amendment will increase the total number of shares of capital stock which the Company is authorized to issue from three hundred million (300,000,000) to three hundred fifty million (350,000,000) shares.

    2. The Amendment will increase the total number of authorized shares of Class B Common Stock from one hundred million (100,000,000) shares to one hundred fifty million (150,000,000) shares. As currently provided in the Company's Certificate of Incorporation the powers, designations, preferences, rights and qualifications, limitations or restrictions thereof for any series of Class B Common Stock may be stated and expressed in a resolution or resolutions of the Board of Directors of the Company providing for the issue of any series thereof, as set forth in a certificate of designation filed with the Secretary of State of the State of Delaware (the 'Secretary of State'). The powers, designations, preferences, rights and qualifications, limitations or restrictions for the Class B Common Stock, Series 1, the only currently outstanding series of Class B Common Stock, are as set forth in a certificate of designation filed with the Secretary of State on August 11, 2003. All of the currently authorized shares of Class B Common Stock have been designated as Class B Common Stock, Series 1. All or a portion of the additional shares of Class B Common Stock that would be authorized pursuant to the Amendment may, but need not be, designated as additional shares of Class B Common Stock, Series 1. The proposed Amendment would not change the terms of any of the Company's outstanding classes or series of Common Stock.

    The Company has no present plan or intention to issue any additional shares of Class B Common Stock (either as additional shares of Class B Common Stock, Series 1, or as a new series of Class B Common Stock), other than upon conversion of the Company's 5% Convertible Notes due 2023 and pursuant to its existing equity participation plans. As noted above, on April 13, 2004, the Company had outstanding 20,240,452 shares of Class A Common Stock and 40,493,049 shares of Class B Common Stock. On such date, on a fully diluted basis (taking into account shares issuable upon conversion of the Company's 5% Convertible Notes due 2023 and shares issuable upon exercise of outstanding stock options under the Company's existing equity participation plans), there would be 31,729,954 shares of Class A Common Stock and 63,826,053 shares of Class B Common Stock outstanding.

    Existing holders of the Company's Class A Common Stock and Class B Common Stock do not have any pre-emptive rights under the Company's Certificate of Incorporation or otherwise to purchase any additional shares of Class B Common Stock issued by the Company. If the Amendment is approved, the additional shares of Class B Common Stock may be issued from time to time upon authorization of the Board of Directors, without further approval by stockholders, unless otherwise required by applicable law or regulation and for such consideration as the Board of Directors may determine is appropriate and as may be permitted by applicable law. The additional shares of Class B Common Stock that would be authorized if the Amendment is approved would not have any immediately dilutive effect on the proportionate voting power or other rights of the Company's stockholders. It is possible, however, that shares of Class B Common Stock may be issued at a time and under circumstances that may dilute the voting power of existing stockholders, decrease the Company's earnings per share and decrease the book value per shares presently held.

    If the proposed amendment is approved, the Company intends to file a Certificate of Amendment to the Company's Certificate of Incorporation on or about June 10, 2004.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                                  PROPOSAL 3.

                  REAPPROVAL OF PERFORMANCE GOAL BONUS AWARDS
        PORTION OF THE TRIARC COMPANIES, INC. 1999 EXECUTIVE BONUS PLAN

GENERAL

    The Company's 1999 Executive Bonus Plan is designed to provide incentive compensation for designated executive officers and key employees of the Company and its subsidiaries that is directly related to the financial performance of the Company. The 1999 Plan was approved by the Company's stockholders on September 23, 1999. The 1999 Plan, which became effective as of May 3, 1999, provides for two types of bonuses to be awarded to designated participants:
'Formula Bonus Awards' and 'Performance Goal Bonus Awards.' Formula Bonus Awards are based solely on the Company's financial performance using certain predetermined earnings and capitalization related criteria outlined in the plan. A description of the Formula Bonus Awards portion of the 1999 Plan has been previously disclosed to stockholders in the annual proxy statement for the September 23, 1999 annual stockholders' meeting (the '1999 Proxy Statement').

    Section 162(m) of the Code generally does not allow publicly held companies to obtain tax deductions for compensation of more than $1 million paid in any year to their chief executive officer, or any of their other four most highly compensated executive officers, unless such payments are 'performance-based' in accordance with conditions specified under Section 162(m) and the related Treasury Regulations. One of those conditions requires the Company to obtain stockholder approval of the material terms of the performance goals set by a committee of outside directors. In addition, if such committee has the authority to change the targets under a performance goal after shareholder approval of the goal, the material terms of the performance goals must be disclosed and reapproved by stockholders no later than five years after such stockholder approval was first received. The Performance Committee, which administers the 1999 Plan, does not have the authority to change the targets with respect to Formula Bonus Awards under the 1999 Plan. However, the Performance Committee does have that authority with respect to Performance Goal Bonus Awards granted under the 1999 Plan. Therefore, the Performance Committee is recommending that the stockholders reapprove the material terms of the performance goals applicable to the Performance Goal Bonus Awards portion of the 1999 Plan, as described below. Subject to such reapproval, and if the applicable performance goals are satisfied, this proposal would enable the Company to continue to pay performance-based compensation to executive officers of the Company pursuant to the Performance Goal Bonus Awards portion of the 1999 Plan and to obtain tax deductions for such payments, without regard to the limitations of Section 162(m). If this Proposal 3 is not approved by stockholders, no further bonus awards will be payable pursuant to the Performance Goal Bonus Awards portion of the 1999 Plan. The Compensation Committee and Performance Committee, however, reserve the right to pay discretionary bonuses to Named Officers that are not deductible under Section 162(m).

    Performance Goal Bonus Awards are based on the Company (or operating units of the Company) achieving certain specific levels of performance with reference to one or more objective criteria outlined in the 1999 Plan and as described below. Performance bonus award targets are established annually by the Performance Committee based on specific categories of criteria set forth in the 1999 Plan. Such criteria include the successful completion of acquisitions, dispositions, recapitalizations, financings and refinancings, return on the Company's investment portfolio and other market and operating performance measures, including, among other things, earnings per share, market share, margins, productivity improvement and stock price. The Performance Committee establishes the performance goals as to each participant for each plan year and, if more than one performance goal is established, the weighting of the performance goals. Each of Messrs. Peltz, P. May, Garden, Schorr, McCarron and J. May has, and one other Company executive has, been designated by the Performance Committee as being eligible to receive a Performance Goal Bonus Award under the 1999 Plan for plan year 2004. Performance Goal Bonus Awards may not exceed $5,000,000 to any single participant for any plan year. The Performance Committee may, in its sole and absolute discretion, adjust or modify the calculation of the performance goals in certain circumstances. In addition, the 1999 Plan provides that the Performance Committee may reduce or eliminate a Performance Goal Bonus Award even if certain performance goals have been achieved if the Performance Committee, in its sole discretion, determines to do so.

              SUMMARY OF THE PERFORMANCE GOAL BONUS AWARDS PORTION
                        OF THE 1999 EXECUTIVE BONUS PLAN

    The following description of the Performance Goal Bonus Awards portion of the 1999 Plan is merely a summary of certain provisions thereof and is qualified in its entirety by the full text of the 1999 Plan which was filed as Exhibit A to the 1999 Proxy Statement and should be read in conjunction with the following summary. Stockholders may request a copy of the 1999 Plan by contacting the Company at: Triarc Companies, Inc., 280 Park Avenue, New York, New York 10017,
Attention: Investor Relations (212) 451-3000.

    ADMINISTRATION. The Performance Goal Bonus Awards portion of the 1999 Plan is administered by a committee (the 'Committee') that is selected by the Board and is composed of two or more members of the Board, each of whom is required to be an 'outside director' (within the meaning of Section 162(m)). The Committee is currently the Performance Committee and will be the Compensation Committee if it meets the preceding requirements.

    The Committee has all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Performance Goal Bonus Awards portion of the 1999 Plan. Without limiting the generality of the foregoing, and in addition to any authority or responsibility specifically granted to the Committee elsewhere in the 1999 Plan, the Committee has the exclusive right to (a) interpret the 1999 Plan, (b) determine eligibility for participation in the 1999 Plan, (c) decide all questions concerning eligibility for and the amount of awards payable under the 1999 Plan, (d) construe any ambiguous provision of the 1999 Plan, (f) correct any default, (g) supply any omission, (h) reconcile any inconsistency, (i) issue administrative guidelines as an aid to administer the 1999 Plan, (j) make regulations for carrying out the 1999 Plan and to make changes in such regulations as they from time to time deem proper and (k) decide any and all questions arising in the administration, interpretation and application of the 1999 Plan.

    The Committee has full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the 1999 Plan including, without limitation, its construction of the terms of the 1999 Plan and its determination of eligibility for participation and awards under the 1999 Plan. The decisions of the Committee and its action with respect to the 1999 Plan are final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the 1999 Plan. However, except to the extent otherwise prohibited by law or to the extent such delegation would cause any award to fail to satisfy the requirements of
Section 162(m), the Committee may delegate in writing to one or more persons some or all of its authority; provided, however, that awards to participants who are 'covered employees' within the meaning of section 162(m) of the Code ('Covered Employees') must be made by the Committee.

    EFFECTIVE DATE. The 1999 Plan became effective as of May 3, 1999.

    ELIGIBILITY. The 1999 Plan provides that the Committee designate for each Plan Year which executive officers and key employees of the Company and its subsidiaries, if any, will be eligible for a Performance Goal Bonus Award for such Plan Year. The Committee designates such individuals prior to the date on which the Committee establishes the Performance Goals for a Plan Year (as discussed below).

    PERFORMANCE GOAL BONUS AWARDS. Each Performance Goal Bonus Award is payable only upon achievement over the Plan Year of pre-established objective performance goals established by the Committee for such Plan Year (the 'Performance Goals'). The Committee may designate one or more Performance Goals with respect to Performance Goal Bonus Awards available under the 1999 Plan. The Performance Goals will be based on attainment of specific levels of performance of the Company (or operational units of the Company) with reference to one or more of the following criteria:

    (1) earnings per share;

    (2) market share;

    (3) margins (limited to gross margin, Adjusted EBITDA (as defined above) margin, and Adjusted EBITDA (as defined above but excluding clause (1) thereof) margin);

    (4) productivity improvement;

    (5) costs or expenses;

    (6) successful completion of acquisitions, dispositions, recapitalizations, financings or refinancings;

    (7) total return on investment portfolio;

    (8) pre-tax net realized capital gains;

    (9) stock price; and

    (10) net investment income.

    The Committee establishes the Performance Goals as to each participant and, if more than one Performance Goal is established, the weighting of the Performance Goals, no later than 90 days after the commencement of the Plan Year or such earlier date as may be required in order for the Performance Goal Bonus Awards in respect of such Plan Year to qualify as 'performance based compensation' for purposes of Section 162(m) of the Code (the 'Performance Goals Date'). On or before the Performance Goals Date as to each Plan Year, the Committee establishes a written schedule of the amount of a Performance Goal Bonus Award that will be payable to a participant under the 1999 Plan if the Performance Goals are satisfied.

    As soon as practicable following the end of the applicable Plan Year, the Committee certifies in writing the attainment of the Performance Goals established for the Plan Year and calculates the Performance Goal Bonus Award, if any, payable to each participant under the schedule established above. Performance Goal Bonus Awards are paid in a lump sum cash payment, as soon as practicable after the amount thereof has been determined and certified by the Committee and following the delivery of the audited consolidated financial statements of the Company with respect to such Plan Year.

    The Committee may at any time prior to the Performance Goals Date for a Plan Year, or, subject to the following paragraph at any time thereafter in its sole and absolute discretion, adjust or modify the calculation of a Performance Goal for such Plan Year in order to prevent the dilution or enlargement of the rights of participants (a) in the event or in anticipation of any unusual or extraordinary corporate item, transaction, event or development, (b) in recognition or in anticipation of any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to or in anticipation of changes in applicable laws, regulations, accounting principles or business conditions and (c) in view of the Committee's assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant.

    The Committee may exercise such discretion set forth in the preceding paragraph after the Performance Goals Date only if it reasonably determines that such exercise would not cause the payment of a Performance Goal Bonus Award to fail to qualify as 'performance-based compensation' under Section 162(m) of the Code. In determining entitlement to payment in respect of a Performance Goal Bonus Award, the Committee may through use of 'negative discretion' reduce or eliminate such award, provided such discretion is permitted under
Section 162(m) of the Code.

    Notwithstanding any provision to the contrary, in no event will a Performance Goal Bonus Award be paid for a Plan Year in which performance fails to attain or exceed the minimum level for any of the Performance Goals, and in no event shall any Performance Goal Bonus Award in respect of any Plan Year exceed $5 million to any single participant.

AMENDMENT TO PLAN

    The Committee may amend, suspend, or terminate the 1999 Plan or any portion thereof at any time; provided that no such amendment or alteration shall be made that would impair the rights of any participant without the participant's consent. No amendment will be made that shall cause the compensation payable under the 1999 Plan in respect of any Performance Goal Bonus Award previously granted or pending to fail to satisfy the requirements of the performance-based compensation exception of Section 162(m) of the Code. No amendment will be made without stockholder approval to the extent stockholder approval is necessary to cause any Performance Goal Bonus Award previously granted or pending to satisfy the performance-based compensation exception of Section 162(m) of the Code.

NEW PLAN BENEFITS

    Because Performance Goal Bonus Awards payable under the 1999 Plan are based on satisfaction of certain performance goals in each Plan Year, it cannot be determined at this time what amounts under the Performance Goal Bonus Awards portion of the 1999 Plan, if any, will be received by any participants with respect to the 2004 fiscal year.

    Each of the Named Officers (other than Mr. Howe), as well as Mr. Edward Garden and one additional officer of the Company, have been designated as participants in the 1999 Plan and are eligible to receive Performance Goal Bonus Awards in respect of the 2004 fiscal year.

REQUIRED VOTE

    The Treasury Regulations require the affirmative vote of a majority of the votes cast on the issue at the Meeting to reapprove the Performance Goal Bonus Awards portion of the 1999 Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE REAPPROVAL OF THE PERFORMANCE GOAL BONUS AWARDS PORTION OF THE 1999 PLAN.

                                  PROPOSAL 4.

                         RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

INTRODUCTION

    The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP ('Deloitte') to be the Company's independent certified public accountants for fiscal 2004. Deloitte has acted as the Company's independent certified public accountants since July 9, 1994.

    Representatives of Deloitte will be present at the Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

REQUIRED VOTE

    Ratification of the appointment of the independent certified public accountants requires the affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote at the Meeting. In the event that the Company's stockholders fail to ratify the appointment of Deloitte, the selection of the Company's independent certified public accountants will be submitted to the Company's Board of Directors for reconsideration.

AUDITOR FEES

    The following is a description of the fees billed to the Company by Deloitte during the fiscal years ended December 28, 2003 and December 29, 2002:

    Audit Fees: Audit fees paid by the Company to Deloitte in connection with Deloitte's review and audit of the Company's annual financial statements, Deloitte's review of the Company's interim financial statements included in the Company's Quarterly Reports on Form 10-Q and for services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements totaled approximately $1,257,000 for fiscal 2003 and $644,000 for fiscal 2002.

    Audit-Related Fees: The aggregate fees billed by Deloitte for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under the 'Audit Fees' above were $1,212,000 for fiscal 2003 (principally for due diligence with respect to two proposed acquisitions, post-closing matters relating to the sale of the Snapple Beverage Group, which were concluded in 2003, and subsidiary stand-alone reports) and $1,336,000 for fiscal 2002 (principally for post-closing matters relating to the sale of the Snapple Beverage Group, which were concluded in 2003, due diligence with respect to a proposed acquisition and subsidiary stand-alone reports).

    Tax Fees: The aggregate fees billed by Deloitte for professional services rendered by Deloitte for tax compliance, tax advice and tax planning were $100,000 for fiscal 2003 (principally related to tax-related due diligence with respect to a potential investment and consultations with respect to federal and state tax audits), and $109,000 for 2002 (principally related to the acquisition of Sybra, Inc.).

    All Other Fees: Fees billed to the Company by Deloitte for all other products and services provided to the Company and not reported under the three prior headings were $0 for fiscal 2003 and $0 for fiscal 2002.

    As noted in the Audit Committee Report (see page 31), the Audit Committee has considered whether the provision of services by Deloitte that were not related to the audit of the Company's consolidated financial statements referred to above and to the reviews of the interim financial statements included in the Company's Forms 10-Q is compatible with maintaining Deloitte's independence.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

    The Audit Committee has adopted a pre-approval policy that provides that the Company's independent auditor may provide only those services that are pre-approved by the Audit Committee. The Audit Committee must also pre-approve any services provided to the Company or any subsidiary by any separate firm that audits the financial statements of any subsidiary if the Company's independent auditor expressly relies on the audit report of such separate firm in its own report on the Company's financial statements. In general, predictable and recurring covered services may be approved by the Audit Committee (and not any delegate of the committee) on an annual basis. Pre-approval in such circumstances will generally be by reference to classes of covered service, provided that the pre-approval is sufficiently detailed to identify the scope of service to be provided. The policy includes a list of covered services that may be pre-approved, by class, on annual basis. Any engagement of the independent auditor to perform a pre-approved non-audit service is to be reported by management to the Audit Committee at its next scheduled meeting following the engagement of the independent auditor for such service.

    Services proposed to be provided by the independent auditor that have not been pre-approved, by class, and the fees for such proposed services must be pre-approved on an individual basis by the Audit Committee or its delegate.

    The Audit Committee may delegate to one or more of its members the authority to grant specific pre-approvals under its policy with respect to audit, review, attest and permitted non-audit services, provided that the aggregate estimated fees for the current and all future periods in which the service is to be rendered will not exceed $100,000 for any applicable fiscal year and any such grant of pre-approval shall be reported to the full Audit Committee no later than its next scheduled meeting.

    None of the non-audit services provided by Deloitte in 2003 were approved under the Securities and Exchange Commission's de minimis exception to audit committee pre-approval.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

                                 OTHER MATTERS

EXPENSES OF SOLICITATION

    The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and regular employees of the Company and its subsidiaries, none of whom will receive additional compensation therefor, may solicit proxies in person or by telephone, telegraph or other means. Solicitation will also be made by employees of Georgeson & Company, which firm will be paid a fee of $8,000, plus expenses. As is customary, the Company will, upon request, reimburse brokerage firms, banks, trustees, nominees and other persons for their out-of-pocket expenses in forwarding proxy materials to their principals.

CONTACTING DIRECTORS

    If you would like to contact the Board of Directors, the non-management directors as a group or any individual director, you may send an e-mail to corporate-secretary@triarc.com or you may write to Triarc Companies, Inc., 280 Park Avenue, New York, New York 10017, Attention: Corporate Secretary. Such communications should specify the intended recipient or recipients and will be forwarded by the Corporate Secretary to such recipient or recipients. Any communications that relate to the Company's accounting, internal accounting controls or auditing matters will also be referred to the Chairman of the Audit Committee.

STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING


    From time to time, stockholders present proposals which may be proper subjects for inclusion in a proxy statement and for consideration at an annual meeting. To be considered, proposals must be submitted on a timely basis. It is currently expected that the next Annual Meeting will be held during the early part of June 2005, with the related proxy statement being first mailed to stockholders on or about April 26, 2005. To be considered for the 2005 Annual Meeting of Stockholders of the Company, proposals must be received by the Company no later than December 28, 2004, and must otherwise comply with Rule 14a-8 under the Exchange Act.


    Stockholders who do not wish to follow Rule 14a-8 under the Exchange Act in proposing a matter for action at the next annual meeting may also submit a proposal pursuant to the procedural requirements set forth in Triarc's Certificate of Incorporation. Any such proposals must be specified in a written notice given by or on behalf of a stockholder of record on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such stockholder, in accordance with all of the following requirements. Such notice must be delivered personally to, or mailed to and received at, the principal executive office of the Company addressed to the attention of the Secretary, not less than 45 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 55 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual or special meeting was mailed or such public disclosure was made, whichever first occurs. Such notice must set forth (i) a full description of each such item of business proposed to be brought before the meeting and the reasons for conducting such business at such meeting, (ii) the name and address of the person proposing to bring such business before the meeting, (iii) the class and number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the meeting (if such date has then been made publicly available) and as of the date of such notice, (iv) if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the SEC pursuant to Section 14 of the Exchange Act, or any successor thereto, and the written consent of each such nominee to serve if elected, (v) any material interest of the stockholder in such item of business and (vi) all other information that would be required to be filed with the SEC if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to
Section 14 of the Exchange Act, or any successor thereto. The Company may require a proposed nominee for director to furnish such other information as may be required to be set forth in a stockholder's notice of nomination which pertains to the nominee or which may be reasonably required to determine the eligibility of such proposed nominee to serve as a director of the Company. At the request of the Board of Directors, any individual nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a stockholder's notice of nomination which pertains to a nominee. The Nominating and Corporate Governance Committee has adopted certain rules with respect to nominations for Board membership. See 'Proposal 1. Election of Directors -- Board Meetings and Certain Committees of the Board -- Nominating and Corporate Governance Committee' above. The Chairman of the meeting may, if the facts warrant, determine that a nomination or stockholder proposal was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded. Any questions relating to stockholder proposals should be submitted in writing to the Secretary of the Company, at 280 Park Avenue, New York, New York 10017.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

    Some banks, brokers and other nominees are participating in the practice of 'householding' proxy statements and annual reports. This means that beneficial owners of our Class A Common Stock or Class B Common Stock who share the same address or household may not receive separate copies of this proxy statement and our 2003 Annual Report. We will promptly deliver an additional copy of either document to you if you write or call us at: Triarc Companies, Inc., 280 Park Avenue, New York, NY 10017, Attention: Investor Relations (212) 451-3000.

    Stockholders may also call or write to us at the above address or contact our transfer agent, American Stock Transfer & Trust Company at 59 Maiden Lane, New York, NY 10038, (800) 937-5449 or (718) 921-8124 if they wish to receive a separate annual report or proxy statement either now or in the future.

ANNUAL REPORT ON FORM 10-K

    The Company will provide copies of the Form 10-K, as amended, without charge, upon a written or oral request, by first class mail or other equally prompt means within one business day of such request. Such copies may be obtained by contacting the Company at 280 Park Avenue, New York, New York 10017,
Attn: Investor Relations; Telephone: (212) 451-3000. Copies of the Form 10-K may also be obtained from the Company's website at http://www.triarc.com.

                                          By Order of the Board of Directors

                                          [STUART I. ROSEN SIGNATURE]
                                          STUART I. ROSEN
                                          Secretary

New York, New York
April 23, 2004

                                                                         ANNEX A

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. PURPOSE

    The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility relating to: (i) the integrity of the Company's financial statements and financial reporting process, the Company's systems of internal accounting and financial controls and other financial information provided by the Company; (ii) the performance of the internal audit services function; (iii) the annual independent audit of the Company's financial statements, the engagement of the independent auditors and the evaluation of the independent auditors' qualifications, independence and performance; (iv) the compliance by the Company with legal and regulatory requirements, including the Company's disclosure controls and procedures;
(v) the evaluation of risk assessment and risk management policies; and
(vi) the fulfillment of the other responsibilities set out herein. The Audit Committee shall also prepare the report of the Audit Committee required by the Securities and Exchange Commission to be included in the Company's annual proxy statement.

II. ORGANIZATION

    The Audit Committee shall be appointed by the Board of Directors and shall consist of three or more directors, as determined by the Board of Directors, each of whom shall satisfy the independence, financial literacy and experience requirements of Section 10A of the Securities Exchange Act and the rules thereunder, the requirements of the New York Stock Exchange and any other applicable legal or regulatory requirements. At least one member of the Audit Committee shall have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment. The Board of Directors shall also designate the Audit Committee Chairman. While there is no limit on the number of public company audit committees on which a director may serve, if a director serves on more than three, his or her service on this Audit Committee shall be subject to the Board of Director's determination that such simultaneous service on such other audit committees will not impair his or her ability to effectively serve on this Audit Committee. The Audit Committee may form and delegate authority to subcommittees comprised of one or more members of the Audit Committee. The Audit Committee may also delegate authority to the Chairman of the Audit Committee. No member of the Audit Committee may accept, either directly or indirectly, consulting, advisory or other compensatory fees from the Company or any of its subsidiaries, other than the Company's or its subsidiaries' standard directors' fees (including, additional amounts, if any, that may be paid for serving on the Audit Committee or other committees of the Board of Directors).

III. MEETINGS

    The Audit Committee shall meet as circumstances require. The Audit Committee may require any officer or employee of the Company or its subsidiaries, the Company's outside auditors, the Company's outside counsel, the Company's internal audit service providers or others to attend meetings of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee, and to provide pertinent information as necessary. As part of its job to foster open communication, the Audit Committee shall meet periodically with management, the internal audit service provider and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or any of these groups believe should be discussed privately.

IV. AUTHORITY AND RESPONSIBILITIES

    In recognition of the fact that the independent auditors are ultimately accountable to the Audit Committee, the Audit Committee shall have the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to recommend or nominate the independent auditors for stockholder approval), and shall approve all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Audit Committee shall consult with management and the internal audit service provider, but shall not delegate these responsibilities.

To fulfill its responsibilities, the Audit Committee shall:

    WITH RESPECT TO THE INDEPENDENT AUDITORS:

 1. Be directly responsible for the appointment, compensation, retention (and termination) and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review, attest services or tax services for the Company, and such independent auditors must report directly to the Audit Committee.

 2. Have the sole authority to review in advance, and grant any appropriate pre-approvals, of (a) all auditing services to be provided by the independent auditors and (b) all non-audit services to be provided by the independent auditors as permitted by Section 10A of the Securities Exchange Act, and, in connection therewith, to approve all fees and other terms of engagement, all as required by applicable law or New York Stock Exchange listing standards. The Audit Committee shall approve guidelines for the retention of the independent auditors for any non-audit service and the fee for such service and shall determine policies and procedures for the approval of audit and non-audit services in advance. The Audit Committee shall also review and approve disclosures required to be included in Securities and Exchange Commission periodic reports filed under
    Section 13(a) of the Securities Exchange Act with respect to audit, audit related and non-audit services. The Audit Committee shall consult with management but shall not delegate these responsibilities.

 3. Review on an annual basis (a) the performance of the independent auditors, including the lead audit partner and (b) the experience and qualifications of the senior members of the independent auditors' team assigned to the Company and its subsidiaries. At least annually, obtain and review a report from the independent auditors describing (a) the independent auditors' internal quality control procedures and (b) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

 4. Request and ensure that the independent auditors submit to the Audit Committee on an annual basis a written statement consistent with Independent Standards Board Standard No. 1 delineating all relationships between the independent auditors and the Company, discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and satisfy itself that the provision of services by the independent auditors not related to the audit of the Company's annual financial statements and the review of the

    Company's interim financial statements included in the Company's Form 10-Q for such year is compatible with maintaining the outside auditors' independence.

 5. Confirm, on an annual basis, that each of the lead audit partner, the audit partner responsible for reviewing the audit and all other audit partners have been and will be rotated in accordance with the requirements of the Securities Exchange Act and the rules promulgated thereunder. In addition, the Audit Committee should consider, on an annual basis, whether there should be regular rotation of the independent auditors.

 6. Review all reports required to be submitted by the independent auditors to the Audit Committee under Section 10A of the Securities Exchange Act.

 7. Review, based upon the recommendation of the independent auditors, the scope and plan of the work to be done by the independent auditors, including any special audit steps adopted in light of any material control deficiencies.

    WITH RESPECT TO THE ANNUAL FINANCIAL STATEMENTS:

 8. Review and discuss with management, the internal audit service provider and the independent auditors the Company's annual audited financial statements, including disclosures made in 'Management's Discussion and Analysis of Financial Condition and Results of Operations.' This review shall include a discussion of major issues regarding accounting principles and financial statement presentations, including a review of any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the Company's financial statements. The review shall also include a discussion of the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles and financial disclosure practices, as applied in its financial reporting, including, without limitation, a review of critical accounting policies, estimates, reserves and accruals, judgmental areas, audit adjustments, whether or not recorded, any significant changes in the Company's selection or application of accounting principles, the effects of significant policies in controversial or emerging areas for which there is a lack of authoritative guidance, all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses, and such other inquiries as may be appropriate. Based on this review, the Audit Committee shall make its recommendation to the Board of Directors as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

 9. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit and any other material written communications between the independent auditor and management, including but not limited to, the management representation letter and schedule of adjusted differences and a listing of adjustments and reclassifications not recorded, if any.

10. Prepare the report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement and any other reports of the Audit Committee that may be required by applicable securities laws or New York Stock Exchange listing requirements or rules.

11. Discuss with the independent auditors and internal audit provider whether they are aware of any action by an officer, director, or person acting under their direction which would violate Rule 13b2-2(b)(1) under the Securities Exchange Act of 1934 which prohibits improper influence on the conduct of audits.

    WITH RESPECT TO QUARTERLY FINANCIAL STATEMENTS:

12. Review and discuss with management, the internal audit service provider and the independent auditors the Company's quarterly financial statements, including disclosures made in 'Management's Discussion and Analysis of Financial Condition and Results of Operations', and the independent auditors' review of the quarterly financial statements (including a review of the matters included in paragraph 8 above), prior to submission to stockholders, any governmental body, the New York Stock Exchange or the public. The Chairman of the Audit Committee or any subcommittee of the Audit Committee may represent the entire Audit Committee for the purpose of this review.

13. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of their review.

    PERIODIC REVIEWS:

14. Periodically review separately with each of management, the independent auditors and the internal audit service provider (a) any significant disagreement between management and the independent auditors or the internal audit service provider in connection with the preparation of the financial statements, (b) any difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and (c) management's response to each.

15. Periodically discuss with the independent auditors, without management being present, (a) their judgments about the quality and appropriateness of the Company's accounting principles and financial disclosure practices as applied in its financial reporting and (b) the completeness and accuracy of the Company's financial statements.

16. Consider and approve, if appropriate, significant changes to the Company's accounting principles and financial disclosure practices as suggested by management. Review with the independent auditors, management and the internal audit service provider, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Audit Committee, have been implemented.

17. Review and discuss with management, the internal audit service provider, the independent auditors and the Company's in-house and independent counsel, as appropriate, any legal, accounting, regulatory or compliance matters that could have a significant impact on the Company's financial statements, including the effect of any new or proposed regulatory or accounting initiatives, statements or rules, as well as off-balance sheet structures, on the Company's financial statements and other public disclosures.

    DISCUSSIONS WITH MANAGEMENT:

18. Review and discuss with management the Company's earnings press releases, including the use, if any, of 'pro forma' or 'adjusted' non-GAAP financial measures (as defined in Regulation G), as well as any financial information and earnings guidance that may be provided to analysts and rating agencies. Such discussions may be done generally (i.e., discussion of the types of information to be disclosed and the types of presentations to be made).

    WITH RESPECT TO THE INTERNAL AUDIT FUNCTION AND INTERNAL CONTROLS:

19. Review, based upon the recommendation of the internal audit service provider, the scope and plan of the work to be done by the internal audit service provider and the responsibilities, budget and staffing needs of the internal audit service provider. In this connection, the Audit Committee shall discuss with management, the internal audit service providers and the independent auditors, the Company's major risk exposures (whether financial, operating, or otherwise), the adequacy and effectiveness of the accounting and financial controls, and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies and the guidelines and policies to govern the processes by which risk assessment and risk management are undertaken.

20. Review and approve the appointment and replacement of the Company's internal audit service provider and the fees to be paid to the internal audit service provider.

21. Review periodically the performance of the internal audit service provider.

22. In consultation with the independent auditors and the internal audit service provider, review the adequacy of the Company's internal control structure and procedures.

23. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding the questionable accounting or auditing matters.

24. Review (i) the internal control report prepared by management, including management's assessment of the effectiveness of the Company's internal control structure and procedures for financial reporting and (ii) the independent auditors' attestation, and report, on the assessment made by management. Management and the internal audit service providers shall report periodically to the Audit Committee regarding any significant deficiencies and material weaknesses in the design or operation of the Company's internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; and any fraud (whether or not material) involving management or other employees having a significant role in internal control over financial reporting, as well as any change in internal control over financial reporting that occurred during the Company's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

    OTHER:

25. Review and approve related-party and conflict of interest transactions, using appropriate specialists and counsel as necessary.

26. Review and approve (a) any change or waiver in the Company's code of ethics for executive officers, including the chief executive officer, the president and chief operating officer, the general counsel and senior financial officers (including the chief financial officer and chief accounting officer) and (b) any public disclosure made regarding such change or waiver.

27. Establish and review and approve a policy addressing the Company's hiring of employees or former employees of the independent auditors.

28. Review and reassess the adequacy of this Charter annually and recommend to the Board of Directors any changes deemed appropriate by the Audit Committee.

29. Review its own performance annually to the extent required by applicable laws, regulations, or New York Stock Exchange requirements.

30. Report regularly to the full Board of Directors and review with the full Board of Directors any issues that have arisen with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors or the performance of the internal audit service provider.

31. Perform any other activities consistent with this Charter, the Company's by-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate. The Audit Committee shall also carry out such other duties that may be delegated to it by the Board of Directors from time to time.

V. RESOURCES

    The Audit Committee shall have the authority (i) to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and (ii) to retain independent legal, accounting and other consultants to advise the Audit Committee as it deems necessary. The Company shall provide such funding as is determined by the Audit Committee to be necessary for payment of compensation to the independent auditors for the purpose of rendering or issuing an annual audit report or performing other audit, review, or attest services for the Company, and to any independent legal, accounting and other consultants retained to advise the Audit Committee. The members of the Audit Committee shall be reimbursed for ordinary administrative expenses necessary or appropriate in carrying out their duties.

                                 *     *     *

    While the Audit Committee has the responsibilities and powers set forth in this Charter, the Company's management is responsible for preparing the Company's financial statements and the Company's independent auditors are responsible for performing an independent audit of such financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee is responsible for overseeing the conduct of these activities and is not expected to audit the Company, to define the scope of the audit, to control the Company's accounting practices or to define the standards to be used in the preparation of the Company's financial statements. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations or the Company's Code of Conduct. The Audit Committee may rely, without independent verification, on the information provided to it and on the representations made by management that the financial statements have been prepared in conformity with generally accepted accounting principles and the corresponding reports of the independent auditors prepared in connection with their reviews and audits. Consequently, in carrying out its responsibilities, the Audit Committee is not determining that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, nor is the Audit Committee providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

                                                                         ANNEX B

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             TRIARC COMPANIES, INC.

                        (PURSUANT TO SECTION 242 OF THE
               GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)

    TRIARC COMPANIES, INC. a corporation organized and existing under the laws of the State of Delaware (the 'Corporation'), does hereby certify as follows:

    1. The name of the Corporation is Triarc Companies, Inc.

    2. The date of filing of the Certificate of Incorporation of the Corporation with the Secretary of State was May 6, 1994.

    3. This Certificate of Amendment amends the Certificate of Incorporation, as amended on June 4, 1997 and October 25, 2001 and now in effect, to
       (a) increase the total number of authorized shares of Class B Common Stock, par value ten cents ($.10) per share, from one hundred million (100,000,000) to one hundred fifty million (150,000,000) and
       (b) increase the total number of shares of stock the ('Capital Stock') that the Corporation shall have the authority to issue to three hundred fifty million (350,000,000).

    4. The first paragraph of Article IV of the Certificate of Incorporation is hereby amended to read in its entirety as follows: 'The total number of shares of all classes of stock (the 'Capital Stock') which the Corporation shall have the authority to issue is three hundred fifty million (350,000,000) of which

         (a) one hundred million (100,000,000) shall be shares of Class A Common Stock, par value ten cents ($.10) per share (the 'Class A Common Stock');

         (b) one hundred fifty million (150,000,000) shall be shares of Class B Common Stock, par value ten cents ($.10) per share (the 'Class B Common Stock' and together with the Class A Common Stock, the 'Common Stock'); and

         (c) one hundred million (100,000,000) shall be shares of Preferred Stock, par value ten cents ($.10) per share (the 'Preferred Stock').'

    5. Such amendment was duly adopted in accordance with the provisions of
       Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, the Corporation has authorized the undersigned to execute this Certificate of Amendment of the Certificate of Incorporation of the
Corporation this    day of     , 2004.

                                          TRIARC COMPANIES, INC.

                                          BY:
                                              ..................................
                                              NAME:
                                              TITLE:

                                  APPENDIX I


                       ANNUAL MEETING OF STOCKHOLDERS OF

                             TRIARC COMPANIES, INC.

---------                   Wednesday, June 9, 2004
PROOF # 4
---------                  Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.

                                ADMISSION TICKET

     Please detach along perforated line and mail in the envelope provided.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION EACH OF THE
         NINE (9) NOMINEES NAMED BELOW AND "FOR" PROPOSALS 2, 3 AND 4.
        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
         PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]

1. To elect nine (9) directors to hold office as specified in the accompanying Proxy Statement.

                                   NOMINEES:
[ ] FOR ALL NOMINEES               O Nelson Peltz
                                   O Peter W. May
[ ] WITHHOLD AUTHORITY             O Hugh L. Carey
    FOR ALL NOMINEES               O Clive Chajet
                                   O Joseph A. Levato
[ ] FOR ALL EXCEPT                 O David E. Schwab II
    (See instructions below)       O Raymond S. Troubh
                                   O Gerald Tsai, Jr.
                                   O Jack G. Wasserman




INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: O
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that [ ] changes to the registered name(s) on the account may not be submitted via this method.
--------------------------------------------------------------------------------

                                                         FOR   AGAINST   ABSTAIN

2. Proposal to approve an amendment to the Company's     [ ]     [ ]       [ ]
   Certificate of Incorporation as described in the Proxy Statement.

3. Proposal to re-approve the Performance Goal Bonus     [ ]     [ ]       [ ]
   Awards portion of the Company's 1999 Executive Bonus
   Plan as described in the Proxy Statement.

4. To ratify the appointment of Deloitte & Touche LLP    [ ]     [ ]       [ ]
   as the Company's independent certified public accountants.

5. To transact such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders entitled to vote at the meeting or any adjournment or postponement thereof are holders of record of the Company's Class A Common Stock and/or Class B Common Stock, Series 1, at the close of business on April 13, 2004.

Your vote is important! Stockholders are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. You may nevertheless vote in person if you attend the meeting.


            Please check here if you plan to attend the meeting. [ ]

                        ---------------------------------       ----------------
Signature of Stockholder                                   Date:
                        ---------------------------------       ----------------

                        ---------------------------------       ----------------
Signature of Stockholder                                   Date:
                        ---------------------------------       ----------------


      Note: Please sign exactly as your name or names appear on this Proxy.
            When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

---------
PROOF # 2
---------

                        Please date, sign and mail your
                      proxy card back as soon as possible!


                         Annual Meeting of Stockholders
                             TRIARC COMPANIES, INC.


                            Wednesday, June 9, 2004


                                ADMISSION TICKET






                             TRIARC COMPANIES, INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON WEDNESDAY, JUNE 9, 2004

         The 2004 Annual Meeting of Stockholders of Triarc Companies, Inc. will be held on Wednesday, June 9, 2004, at 12:00 noon, local time, in Auditorium D, at the offices of Bear, Stearns & Co., Inc., 383 Madison Avenue, 2nd floor, New York, New York, for the purposes listed on the reverse side:

                (Continued and to be signed on the reverse side)




                                                                          14475

                           STATEMENT OF DIFFERENCES

The registered trademark symbol shall be expressed as....................    'r'